Exhibit 10.1

LOAN AGREEMENT
(Revolving Credit)

          THIS LOAN AGREEMENT (the “Agreement”) is made and entered into as of December 17, 2004, by and between [i] Large Scale Biology Corporation, a Delaware corporation (“LSBC”) and [ii] Large Scale Bioprocessing, Inc., formerly known as Biosource Merger Corporation, a Delaware corporation (“LSBI”), (each hereinafter referred to as “Borrower”), having a mailing address of 3700 Airpark Drive, Owensboro, Kentucky 43301 and [iii] Kentucky Technology, Inc., a Kentucky corporation (“Lender”) having a mailing address of 1501 Bull Lea Road, Lexington, Fayette County, Kentucky 40511.

RECITALS

          LSBC and LSBI shall each be a Borrower under this Agreement and the terms and conditions of this Agreement and the obligations hereunder shall be binding on each jointly and severally.

          Borrower desires to borrow certain funds from Lender as hereinafter set forth, and Lender has agreed to extend credit to Borrower upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained in this Agreement, Borrower and Lender agree as follows:

ARTICLE 1.

DEFINITIONS

          The terms listed in this Article 1 when used and capitalized in this Agreement shall have the meanings set forth for each by this Section 1.  Certain other capitalized terms when used in this Agreement shall have the meanings ascribed to them elsewhere in this Agreement.  Each reference in this Agreement to a Schedule or Exhibit shall mean a Schedule or Exhibit to this Agreement unless expressly otherwise indicated and all such Schedules and Exhibits are incorporated by reference herein.

          1.     “Advance” means a disbursement of funds by Lender to Borrower pursuant to any Loan Document.

          2.     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with or by such Person.  In no event shall Lender be deemed or construed to be an Affiliate of Borrower.  For purposes of this definition, “control” (including “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

          3.     “Business Day” means any day other than a Saturday, Sunday or other day on which state or nationally chartered commercial banking institutions in Lexington, Kentucky are authorized or required by law to be closed for business.

          4.     “Closing” means the satisfaction of the conditions and execution and delivery of the Loan Documents required by this Agreement to be satisfied and executed and delivered as a condition to Lender’s making any Advance or otherwise extending any credit under this Agreement.

          5.     “Collateral” means the assets and property of Borrower identified in the Collateral Schedules annexed hereto, whether tangible or intangible, real, personal or mixed, which heretofore, now, at the Closing or at any time thereafter are pledged or granted as security for all or any part of the Loan, or for all or any part of any guaranty or other accommodation for all or any part of the Loan.

          6.     “Default Condition” means an event, condition, or thing which, with the lapse of any applicable permitted grace period or the giving of any required notice, or both, would constitute an Event of Default.

          7.     “Due Date” shall mean the “Final Maturity Date” as defined in the Note.

          8.     “Event of Default” means the occurrence or happening of any of the matters, conditions and events set forth in the Article of this Agreement entitled “Events of Default.”

          9.     “Loan” means the Revolving Credit Loan.

          10.   “Loan Documents” has the meaning set forth in Schedule 1.

          11.   “Owensboro Facilities” means the real property and facilities of Borrower located at 3700 AirPark Drive, Owensboro, Kentucky.

          12.   “Note” means the Note described in Schedule 1.

          13.   “Obligations” has the meaning set forth in Schedule 1.

          14.   “Permitted Exceptions” means those exceptions to title to the Collateral described in the Permitted Exceptions Schedule attached hereto as Schedule 2.

          15.   “Person” means any natural person, sole proprietorship, private or public corporation, partnership (general or limited), limited liability company, trust, business trust, joint venture, unincorporated organization or association, or any other entity of whatever nature.

          16.   “Prepayment Date” shall mean any date prior to the Due Date on which all principal and interest due under the Note is paid in full.

          17.   “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Borrower  and Lender, in the form of Exhibit B hereto.

          18.   “Revolving Credit Loan” means indebtedness from Borrower to Lender in an aggregate principal amount at any one time outstanding not exceeding $2,900,000.00 created pursuant to the revolving line of credit extended by Lender to Borrower upon the terms and conditions of the Article of this Agreement entitled “Revolving Credit Loan.”

          19.   “Subsidiary” means, with respect to any Person, any other Person, five percent (5%) or more of the partnership, stock or other ownership interest having voting power or other power to control such Person shall, at the time as of which any determination is being made, be owned by the Person first mentioned.

          20.   “Warrant” means the Common Stock Purchase Warrant, in the form of Exhibit A.

ARTICLE 2.

GENERAL UNDERTAKINGS

          The Lender has as one of its stated missions and goals, to enhance the educational, research and economic development of the University of Kentucky and the Commonwealth of Kentucky.  Borrower possesses certain technology, the development and pursuit of which is expected to foster further research and economic development within the Commonwealth of Kentucky.  Funds loaned to Borrower pursuant to this Agreement are intended to further the Lender’s mission by providing Borrower with funds critical to the further development and commercialization of its technologies for plant made pharmaceuticals as described in the Intellectual Property Schedule annexed hereto as Schedule 4 (“Intellectual Property”) and innovative programs relating thereto utilized at its Owensboro Facilities. To enhance the benefits to Borrower of the relationship created by this Agreement, Borrower and Lender shall explore the establishment of such cooperative and collaborative programs among them and with the University of Kentucky, and its professors, researchers and other employees and agents (collectively “UKY”), as the parties hereto may deem reasonable and appropriate to foster Borrower’s further development of its technologies and innovations utilized at the Owensboro Facility.  To enhance the benefits to Lender and its affiliate, the University of Kentucky, of the relationship created by this Agreement, Borrower agrees that, for a period of five (5) years following execution of this Agreement, UKY may utilize the Intellectual Property for educational and non-commercial internal research purposes on a non-exclusive, royalty free basis and, during the term of the Loan Agreement, may on reasonable terms and at reasonable times have access to Borrower’s Owensboro Facilities in connection therewith. Further, for a period of five (5) years following the execution of this Agreement, Borrower and Lender shall work to establish programs pursuant to which Borrower would permit third parties to have access to Borrower’s Owensboro Facilities and the Intellectual Property on commercially reasonable terms, to be negotiated, in conjunction with UKY’s incubator or related commercial projects.

ARTICLE 3.

REVOLVING CREDIT LOAN; ISSUANCE OF WARRANTS

          1.     Revolving Credit Loan Commitment.  Lender agrees to disburse to Borrower from time to time after the date of Closing, subject to and in accordance with the terms and conditions of this Agreement, an aggregate principal amount not to exceed at any one time outstanding the lesser of $2,900,000.00 or the amount which is prescribed by the Section of this Agreement entitled “Limitation of Commitment.”  Within such limits, Borrower may borrow, repay and reborrow.  All Advances by Lender to Borrower of the Revolving Credit Loan shall be evidenced by the “Revolving Credit Note” delivered in conjunction with the Closing. Anything to the contrary contained in this Article or this Agreement or the other Loan Documents to the contrary notwithstanding, Borrower shall not be entitled to obtain and Lender shall not be required to make any Advance of the Revolving Credit Loan at any time at which there exists a Default Condition or Event of Default under this Agreement.

          2.     Advances.  The initial Advance under this Agreement shall be in the amount of $1,000,000.00 and shall be made upon Lender’s receipt of a final mortgage policy of title insurance (or a marked version of the commitment delivered pursuant to Section 2(J) hereof) insuring the lien of the mortgage in the amount of $2,900,000.00.  Subject to Borrower’s continued compliance with the terms and conditions of this Agreement, a second Advance in the amount of $1,900,000.00 shall be made on January 14, 2005.

          3      Limitation of Commitment.  Notwithstanding any other provision of this or any other Loan Document, the aggregate unpaid principal amount of Advances of the Revolving Credit Loan shall not at any time exceed an amount (the “Commitment Limit”) equal to $2,900,000.00 (the “Dollar Limitation”).

          4.     Termination of Commitment.  Lender’s obligation to make Advances under the Revolving Credit Loan (the “Commitment”) shall continue until the earlier of June 17, 2006, or any later date or dates, if applicable, as to which Borrower and Lender (each in their sole and absolute discretion, which may be exercised arbitrarily) may agree in writing (June 17, 2006 or such later date is referred to herein as the “Revolving Credit Expiration Date”), and the amount of all Advances not earlier repaid, together with interest thereon, shall be due and payable in full as of the Revolving Credit Expiration Date.

          5.     Purpose; Security for Revolving Credit Loan.  Borrower shall use Advances made under the Revolving Credit Loan for i) the repayment in full of an existing loan from the Kentucky Economic Development and Finance Authority (“KEDFA Loan”), ii) for working capital of Borrower and iii) acquisition of machinery and equipment to be installed at the Owensboro Facilities and for no other purpose.

          6.     Source of Funds.  Lender and Borrower acknowledge that the source of funds for the Loan is a grant from the University of Kentucky Research Foundation to the Lender and that the source of funds for that grant is itself a grant from the Commonwealth of Kentucky.  Lender shall use reasonable efforts to cause such funding and grant to be made and shall promptly notify Borrower with respect to all material developments relating thereto. To the extent the Lender fails to receive the grant, or any portion thereof, from the University of Kentucky Research Foundation, then Lender’s obligation to make Advances under this Agreement shall be reduced by an amount equal to the reduction in the grant from the University of Kentucky Research Foundation to Lender.  If, as a result of a lack of funding under the grant, Lender is unable to fund the additional $1,900,000.00 to be advanced pursuant to Article 3, paragraph 2 of this Agreement (or, if at any time the outstanding principal balance of the loan and Lender’s commitment to lend to Borrower, is reduced to an amount not in excess of $1,500,000.00), Lender agrees to release any security interest granted to the Lender in the Intellectual Property.

          7.     Issuance of Warrants.  Subject to the terms of this Loan Agreement, LSBC agrees to issue to Lender, or Lender’s designee, at the Closing a Common Stock Purchase Warrant in substantially the form annexed hereto as Exhibit A.

ARTICLE 4.

SECURITY AND OTHER ASSURANCES FOR LOAN

          1.     Security for Loan.  The indebtedness evidenced by the Note and all of the other Obligations shall be secured by the following:

                         A.     A continuing first priority mortgage lien (subject only to the applicable Permitted Exceptions) on the interests of Borrower in and to the land, buildings, improvements and other real property (collectively, the “Real Property Collateral”) located in Daviess County, Kentucky, and described in the Real Property Collateral Schedule; and

                         B.     A continuing first priority security interest (subject only to the applicable Permitted Exceptions), in all fixtures, machinery and equipment of Borrower located at or within the Real Property described on the Real Property Collateral Schedule, and all patented intellectual property and related know-how used at the Real Property to conduct Borrower’s business as described in the attached Intellectual Property Collateral Schedule (the “Intellectual Property”) and all of the foregoing whether now or hereafter owned or existing, created, arising or acquired, and all proceeds thereof in each case (collectively, the “Personal Property Collateral”).

ARTICLE 5.

LOAN CLOSING AND CONDITIONS

          1.     Date and Place of Closing.  The Closing shall take place on December 17, 2004, at the offices of Dinsmore & Shohl LLP, Lexington Financial Center, Suite 1400, Lexington, Kentucky 40507 at 10:00 a.m., Lexington, Kentucky time, or at such other time or place as shall be agreed upon by Lender and Borrower.

          2.     Conditions to Closing.  At or prior to the Closing, Borrower shall deliver or cause to be delivered to Lender each of the following Loan Documents, duly authorized, executed and in form and substance satisfactory to Lender, and shall satisfy or cause to be satisfied in a manner acceptable to Lender each condition set forth in this Section:

                         A.     This Agreement;

                         B.     The Note;

                         C.     A security agreement (the “Security Agreement”) granting to Lender a security interest in the Personal Property Collateral as security for the Obligations;

                         D.     A mortgage (the “Mortgage”) encumbering the Real Property Collateral as security for the Obligations;

                         E.     UCC-1 and other Financing Statements (the “Financing Statements”) necessary to perfect the security interests granted pursuant to the Security Agreement and the Mortgages;

                         F.     A Warrant Agreement in the form attached hereto as Exhibit A, and a Registration Rights Agreement in the form attached hereto as Exhibit B;

                         G.     Certificates of “existence” or “good standing” for Borrower issued by the Office of Secretary of State (or comparable office) of Borrower’s incorporation and dated as of a date not earlier than 30 days prior to the date of Closing, together with certificates executed by the Secretary or Assistant Secretary of Borrower (the “Secretary’s Certificates”), certifying, as of the date of the Closing [i] as to the incumbency and the true signatures of the officers of Borrower executing the Loan Documents, and [ii] that the copy, which shall be attached to or incorporated in the Secretary’s Certificates, of resolutions authorizing the execution and delivery of this Agreement, the Notes and all other Loan Documents to be executed by Borrower have been adopted by the Boards of Directors of Borrower and remain unmodified and in full force and effect as of the Closing, and [iii] that attached thereto are complete and accurate copies as of the date thereof of the Articles of Incorporation and Bylaws of the Borrower.

                         H.     An ACORD 27 or other evidence satisfactory to Lender of fire and, extended coverage insurance of the Real Property Collateral subject to the Mortgage, containing standard mortgagee and lender loss payee clauses in favor of Lender, and evidence that the property of Borrower which is Collateral for the Loan is insured under standard lender loss payee clauses in favor of  Lender , all in amounts and coverages acceptable to Lender;

                         I.     An ACORD 25 or other evidence satisfactory to Lender that Lender has been named as an additional insured under policies of comprehensive general liability insurance maintained by Borrower applicable to the Real Property Collateral;

                         J.     A commitment for a standard ALTA form mortgage policy of title insurance issued by an insurer acceptable to Lender insuring the lien of the Mortgage in an amount not less than $2,900,000.00 with such endorsements, including a revolving credit endorsement, and with the Permitted Exceptions as the only exceptions to coverage.

                         K.     Evidence satisfactory to Lender that a complete chattel search for liens or encumbrances against the Collateral has been conducted and that there are no liens, claims or encumbrances against the Collateral except any which are Permitted Exceptions;

                         L.     A favorable opinion of counsel for Borrower as to certain of the matters set forth in the Article of this Agreement which is entitled “Representations and Warranties” in form and substance acceptable to Lender;

                         M.     Such other documents and instruments as Lender may reasonably request to insure the binding effect in accordance with the terms thereof of any Loan Document, or to effect the intent of this Agreement and to establish the security for the benefit of Lender contemplated by it.

          3.     Further Assurances of Borrower.

                         A.     Regardless of whether the Closing shall occur or the transactions contemplated by this Agreement shall be consummated, Borrower shall reimburse Lender, at the Closing or at such earlier time as it may be determined that no Closing shall occur, for Lender’s expenses, including reasonable counsel and other fees, incurred in connection with the negotiation, preparation and execution of the Loan Documents; examinations of title, records and properties; and all other reasonable expenses of whatsoever nature incurred in connection with the Closing (“Lender’s Loan Transaction Expenses”).

                         B.     Borrower, as a condition to Closing, shall have complied with all of the terms and conditions of this Agreement to be performed or complied with by Borrower prior to or at the Closing; the Representations and Warranties contained in the Article of this Agreement entitled “Representations and Warranties” shall be true and correct; and no condition or event shall have occurred which would at the time of the Closing constitute a Default Condition or an Event of Default.

ARTICLE 6.

REPRESENTATIONS AND WARRANTIES

          To induce Lender to enter into this Agreement, Borrower makes the following representations and warranties, which shall be deemed to be continuing in nature until all of the Obligations have been paid in full and restated any time any Advance of a Loan is requested or made:

          1.     Existence of Entity.  Borrower is a corporation, validly existing and in good standing under the laws of Delaware, has the corporate power to own its properties and assets, to carry on the businesses in which it is engaged, and to execute and perform this Agreement and all Loan Documents to be executed by it, and is duly qualified to do business in Kentucky and in all jurisdictions where such qualification is necessary or advisable.

          2.     Authorization.  The execution, delivery and performance by Borrower of this Agreement and all other Loan Documents to which Borrower is a party have been duly authorized by all requisite action of Borrower and will not violate any provisions of law or of the articles of incorporation, charter or bylaws of Borrower, or any amendments thereto; will not be in conflict with, result in a breach of, or constitute a default under, any agreement to which Borrower is a party or any order, writ, injunction or decree of any court or governmental instrumentality; and will not result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower other than as created by the Loan Documents.

          3.     Right to Act; Enforceability.  No registration with, notice to, consent or approval of any third party, including any governmental agency of any kind, is required for the due execution and delivery of, or for the enforceability of, this Agreement or any other Loan Document.  The Persons executing and delivering this Agreement and the other Loan Documents on behalf of Borrower have been duly authorized to do so, and this Agreement and the applicable Loan Documents are legally binding upon the Borrower and are enforceable in accordance with their terms, except to the extent the validity or enforceability of any Loan Document may be affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and excepting the availability of any equitable or specific remedy as may be provided therein.

          4.     Litigation and Taxes.  Except as set forth in Schedule 5 annexed hereto, no litigation or proceeding involving Borrower, material to the business operations or financial condition of Borrower, is pending or threatened in any court or before any administrative agency, federal, state or local.  Borrower is not in default in the payment of any tax, nor is any assessment threatened in respect thereof, and Borrower has timely filed all federal, state and local tax returns and paid all taxes required to be paid therewith.

          5.     Financial Statements.  The Borrower’s financial statements contained in Form 10-Q filed with the Securities and Exchange Commission for the period ending September 30, 2004, heretofore furnished to Lender, are true and complete, have been prepared in accordance with the internal accounting principles and procedures consistently utilized by the Borrower and were prepared from the books and records of the Borrower.  Such books and records are complete and correct in all material respects and accurately reflect all of the transactions of the Borrower.

          6.     Title to Properties; Liens.  Borrower has good and marketable title to all properties owned by it, and none of the Collateral is subject to any liens, charges, encumbrances or pledges except the Permitted Exceptions.

          7.     Licenses; Compliance with Laws.  Borrower has obtained all governmental, administrative and other licenses, permits and other authorizations required by law to be obtained or made in order to permit the operation of the Borrower’s operations, and as are necessary to the carrying on of its businesses, except for any such authorizations or filings which are not currently so required and which, in the reasonable judgment of the Borrower, can be obtained or made without difficulty prior to the time so required.  The Borrower is in material compliance with all laws and regulations, including without limitation all environmental, occupational safety and health, and workers’ compensation laws and regulations, applicable to those businesses where failure to comply would have a material adverse effect on the business or financial condition of Borrower.  Borrower has not received and has no knowledge of any notice, not heretofore complied with, from any federal, state or local authority or any insurance or inspection body to the effect that any of its properties, facilities, equipment or business procedures or practices of Borrower fail to comply in any material respect with any applicable law, ordinance, regulation, building or zoning law, or any other requirements of any such authority or body.

          8.     Trademarks, Patents, Licenses.  To the best of Borrower’s knowledge, information and belief, Borrower possesses all trademarks, trademark rights, patents, patent rights, licenses, permits, trade names, trade name rights, copyrights and approvals which are required to conduct its business as now conducted without conflicting with the rights of others.

          9.     Contracts and Agreements.  Borrower is not a party to or bound by any agreement, contract, instrument or understanding or commitment of any kind or subject to any corporate or other restriction, the performance or observance of which by Borrower now has or, as far as Borrower can reasonably foresee, may have a material adverse effect, financial or otherwise, upon the assets or business of Borrower taken as a whole.  Neither Borrower, nor any other Person party to a contract or agreement material to the financial condition or operations of Borrower taken as a whole, is in default under any such contract or agreement, and to the knowledge of Borrower no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder.

          10.   Regulations U and X.  Borrower does not own and no part of the proceeds of the Loan will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.  If requested by Lender, Borrower will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation.  No part of the proceeds of the Loan to Borrower will be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

          11.   ERISA.  Except as specifically disclosed to Lender in writing prior to the date of this Agreement:  [1] there is no accumulated funding deficiency with respect to any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) of Borrower, [2] no reportable event has occurred with respect to any such plan, [3] Borrower has not incurred withdrawal liability with respect to any multiemployer plan (as defined in Section 3(37) of ERISA) that has not been satisfied in full, and [4] to the best of Borrower’s knowledge, no such multiemployer plan is in reorganization.  No liability (whether or not such liability is being litigated) has been asserted against Borrower in connection with any such employee pension plan or any such multiemployer plan by the Pension Benefit Guaranty Corporation (“PBGC”), by a trustee appointed pursuant to Section 4042(b) or (c) of ERISA, or by a sponsor or an agent of a sponsor of such multiemployer plan, and no lien has been attached and no Person has threatened to attach a lien on any of Borrower’s property as a result of failure to comply with ERISA, or as a result of the termination of any such employee pension benefit plan.  Any actuarial report for any such employee pension plan heretofore or hereafter furnished to Lender by Borrower, is or will be accurate in all material respects.  Borrower has no unfulfilled obligation to contribute to any such multiemployer plan.  Borrower has not engaged in any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility under Part 4, Subtitle B, Title I or ERISA that could subject Borrower or any officer of the Borrower to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (1) or ERISA.

          12.   Environmental Matters.   Based on all appropriate inquiries by it, Borrower does not know or have reason to know of any activity on the Real Property Collateral which has been conducted, or is being conducted, except in compliance with all federal, state and local statutes (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. 9601, et seq., as amended, and the Resource Conversation and Recovery Act, 42 U.S.C. 6901, et seq., as amended), ordinances, regulations, orders and requirements of common law concerning [i] those activities, [ii] repairs or construction of any improvements, [iii] handling of any materials, [iv] discharges to the air, soil, surface water, or ground water, [v] storage, treatment or disposal of any waste at or connected with any activity at the Real Property Collateral, and [vi] health, safety and the environment (“Environmental Laws”), and no “hazardous substance” as defined in 42 U.S.C. 9601(14) or toxic, dangerous or other substance regulated under Environmental Laws (collectively, “Hazardous Substances”) has been transported from or discharged or released onto any of the Real Property Collateral by Borrower or, to the best knowledge and belief of Borrower, any other Person, which has not been disposed of in a manner permitted by law and as to which Borrower is subject to no additional liability (contingent or otherwise) for clean-up, disposal or consequential damages resulting from such discharge.

          13.   Default.  No Default Condition or Event of Default exists under any Loan Document, nor will any such default begin to exist immediately after the execution and delivery of any Loan Document.

          14.   Disclosure.  Neither this Agreement, nor any of the other Loan Documents, nor any certificate or other document furnished to Lender by or on behalf of Borrower pursuant to any Loan Document contains, or will contain, as of its date, any untrue statement of a material fact or omits to state or will omit to state, as of its date, a material fact necessary in order to make the statements contained herein and therein not misleading.  There are no facts known to Borrower which, individually or in the aggregate, materially adversely affect or involve any substantial possibility of materially adversely affecting the condition, business or affairs of Borrower or its properties and assets considered as an entirety which have not been disclosed herein.

ARTICLE 7.

COVENANTS

          Borrower covenants that as long as this Agreement is in effect and outstanding and until all Obligations are paid and satisfied in full:

          1.     Insurance.  Without limitation of more specific requirements concerning insurance contained in any other Loan Document, Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance with respect to its properties, assets and business, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.  Borrower shall furnish Lender from time to time, promptly upon request of Lender, with evidence satisfactory to Lender that such insurance is in effect and that such insurance, to the extent it covers Collateral, names Lender as an insured-loss payee pursuant to a standard lender’s endorsement in form and substance acceptable to Lender.

          2.     Obligations.  Borrower shall pay in full:

                         A.     prior in each case to the respective dates when penalties would attach, all taxes, assessments and governmental charges and levies (except only those which shall be contested in good faith by appropriate and timely legal proceedings and as to which adequate reserves or other provision shall be established on the books of Borrower in accordance with generally accepted accounting principles, consistently applied) assessed or asserted against Borrower, or any of its property;

                         B.     except with respect to obligations for borrowed funds, on or prior to their respective due dates or performance dates, all debts, obligations and liabilities for which Borrower may be or become liable or to which any or all of its properties may be or become subject, which if not so paid could have a material adverse effect upon the condition, business or affairs of Borrower; and

                         C.     on or prior to their respective due dates, or within any grace period or period of cure, all obligations due on account of any borrowed funds.

          3.     Financial Statements; Compliance Certificates.

          4.          A.     The Borrower covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all quarterly and annual financial statements and other reports required to be filed by LSBC after the date hereof pursuant to the Securities Exchange Act of 1934, as amended. (“Exchange Act”). Borrower shall provide to Lender courtesy copies of all such reports containing financial statements promptly after the filing thereof; and the filing or providing to Lender of such financial statements shall be deemed a representation by Borrower to Lender as to the accuracy of the matters set forth therein.

                       B.     Borrower shall furnish or cause to be furnished to Lender within forty-five (45) days after the end of each calendar quarter a certificate (“Compliance Certificate”) in the form of the Compliance Certificate Schedule confirming whether or not as of such date Borrower is in compliance with certain of the financial and other covenants contained in this Agreement a certificate signed by an officer of Borrower, certifying that such officer has reviewed the relevant terms of this Agreement and the other Loan Documents, has made, or caused to be made under his supervision, an adequate review of the transactions and condition of Borrower during such period and as at the date of such signing, and that such review has not disclosed the existence, during such period or as at the date of such signing, of any Event of Default or Default Condition, or if so, specifying the nature and period of existence thereof and what action Borrower has taken or is taking or proposes to take with respect thereto together with a certification that Borrower as at the end of such month was, or was not, in compliance with the financial covenants set forth in the Section of this Agreement entitled “Financial Statements,” and a schedule disclosing the calculations forming the basis for such certification.

                       C.     At least once each calendar year, at the sole election of Lender, Lender may conduct or cause to be conducted, upon adequate advance notice and at Lender’s expense, a field audit of Borrower’s Collateral, and Borrower shall cooperate as requested by Lender in any such audit.  Such audit shall be conducted so as not to unnecessarily interfere with the operations of Borrower.

                       D.     Borrower shall furnish or cause to be furnished to Lender with reasonable promptness, such other financial data and information with respect to the Borrower as from time to time may reasonably be requested, including without limitation, any such data or information which may be requested of Lender by any governmental or public body or agency having jurisdiction over Lender.

          5.     Financial Records and Assets.  Borrower shall:

                       A.     At all times keep true and complete financial records in accordance with accounting principles and procedures consistently utilized by the Borrower;

                       B.     At all reasonable times during the customary business hours of Borrower maintain or make readily available to Lender the books and records of Borrower at the principal office of Borrower.

                       C.     Permit any authorized representative of Lender to visit and inspect the Owensboro Facilities and any of Borrower’s properties therein, including the financial books and records of Borrower (and to make copies thereof and take extracts therefrom), upon reasonable advance notice and under conditions of confidentiality, and to discuss the affairs, finances and accounts of Borrower with the officers and directors of Borrower at all reasonable times.

          6.     Properties and Operations.  Borrower shall continuously operate its Owensboro Facility and actively pursue use and development of the Intellectual Property and shall also maintain its material plants, equipment, warehouses including, without limitation, the Real Property Collateral, and other fixed and operating assets in good condition and repair, subject only to normal wear and use; and Lender shall have the right to inspect the same from time to time, and the assets  of Borrower maintained therein.  Borrower shall not substantially change the basic nature of its business as presently conducted at the Owensboro Facility without the prior written consent of Lender, provided such consent is not unreasonably withheld or delayed.  Borrower shall disclose to Lender any substantial change anticipated in the manner in which its businesses are now operated, prior to such changes becoming effective.

          7.     Intentionally omitted.

          8.     Franchise.  Borrower shall preserve and maintain its existence and will be and remain qualified to do business in good standing in all jurisdictions in which required to be so qualified, and will maintain all permits, licenses and other similar authorizations necessary or appropriate for the operation of its businesses.  Borrower shall not amend its certificate of incorporation to change the capitalization of the Borrower without the prior written consent of Lender, provided such consent is not unreasonably withheld.

          9.     Notice.  Borrower shall notify Lender in writing [i] immediately in each case should any default, Event of Default or Default Condition occur under any Loan Document or should any representation or warranty made herein, or hereafter, or in any related instrument or writing, for any reason not be at the time made, or cease in any material respect thereafter to be true, complete, and not misleading, [ii] immediately upon becoming aware thereof, complete information as to the pendency of any material litigation or other action before any court, agency, quasi-judicial or quasi-governmental body or any pending arbitration in which Borrower is involved in any capacity (“material” shall mean, for purposes of this subsection only, any single uninsured claim in the amount of $100,000.00 or more and any claim after all uninsured claims in any one calendar year shall aggregate $200,000.00 or more), and [iii] immediately upon becoming aware thereof, of the occurrence of any “reportable event,” as such term is defined in Section 4043 of ERISA, or any “prohibited transaction,” as such term is defined in Section 4975 of the Internal Revenue Code, in connection with any plan or any trust created thereunder, together with written notice specifying the nature thereof, what action Borrower has taken or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto.

          10.   Agreements.  Unless disputed in good faith (and as long as such dispute does not give rise to any default thereunder or materially affect the obligation of any party thereto), Borrower shall timely comply with and fully perform all of its respective agreements and valid obligations to and with all Persons and shall not commit or permit to be committed any default thereunder, the noncompliance with which, or default under which, could [i] have a material and adverse effect upon the assets or businesses of Borrower conducted at the Owensboro Facilities or [ii] impair the ability of Borrower to perform hereunder or [iii] result in a lien or charge upon any Collateral of Borrower.

          11.   Laws.  Borrower shall comply with all applicable laws, rules, regulations, orders and ordinances, and not fail to obtain a license, permit, franchise or other governmental authorization necessary to the ownership of Borrower’s properties or to the conduct of its businesses, the noncompliance with which might have a material and adverse effect on the business of Borrower; provided, however, that nothing in this Section shall require compliance with any law, statute or governmental rule, regulation or order if the validity of such law, statute, rule, regulation or order, as applied to Borrower, is being contested by Borrower in good faith by appropriate proceedings promptly initiated and diligently conducted by Borrower, as long as Lender is given prompt notice of such contest and the business, operations, affairs or conditions of Borrower and the ability of Borrower to perform its Obligations under this Agreement and the other Loan Documents is not materially adversely affected thereby.

          12.   Intentionally omitted.

          13.   Leases; Licenses.  Borrower shall take all steps and actions necessary to maintain all leases to which Borrower is a party, the continued effectiveness of which are material to the Borrower’s ability to perform the Obligations hereunder, in full force and effect and shall perform thereunder either in a manner consistent with the terms thereof, or in a manner which, in the reasonable judgment of Lender, is not likely to cause a termination or cancellation thereof.  Borrower shall give Lender immediate notice of any default, repudiation or termination of any such lease, or upon Borrower becoming aware of any circumstance, event or condition which is likely, with notice and/or passage of time, to result in a default thereunder by any party thereto.  Borrower shall maintain, at all times, continuously and without interruption, all federal, state and local licenses, certifications and registrations necessary for the continued operation of Borrower’s businesses in their ordinary course and in compliance with all laws and regulations.

          14.   Liens.  Borrower shall not, directly or indirectly, subordinate to any Person the payment of any indebtedness owed by any Person to Borrower, whether said indebtedness be evidenced by an instrument or in whatsoever manner, or incur, create, assume or suffer to exist any pledge, lien or encumbrance of any assets or property of Borrower (including but not limited to liens securing obligations or alleged obligations for environmental contamination or environmental response costs pursuant to 42 U.S.C. 9601 et seq., or other similar federal or state statutes pertaining to hazardous substances) except for the security interests of Lender created by the Loan Documents and the Permitted Exceptions, but, as long as no other provision of any Loan Document is violated, Borrower shall be entitled to incur, create, assume or suffer to exist:

                         A.     Purchase money security interests for amounts not exceeding the lesser of [i] the actual consideration paid (or to be paid) for the property so acquired; [ii] the fair market value thereof at the time of acquisition; or [iii] if the property is not purchased for installation in the Owensboro Facilities, $150,000.00 for any one item of property or $250,000.00 in the aggregate outstanding at any one time.

                         B.     Liens for taxes, assessments or governmental charges or levies [i] which are not yet delinquent or [ii] which are being contested in good faith by appropriate proceedings timely initiated (but in any event within three (3) months of the date of delinquency) and diligently conducted (notice of which shall be furnished to Lender promptly upon delinquency), and if the portion thereof that is properly accruable in accordance with internal accounting principles consistently utilized by the Borrower, has been charged to income or operations..

                         C.     Undetermined or inchoate liens and charges incidental to construction and development and liens of carriers, mechanics and materialmen incurred in the ordinary course of business for work or services performed or materials furnished for sums not yet due or being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

                         D.     Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security benefits (excluding pension and profit sharing plans and other optional employee benefits) or bonds to secure statutory obligations such as land reclamation, surety and appeal bonds, performance and return of money bonds and other similar obligations not incurred in connection with the borrowing of money or the obtaining of advances of credit.

                         E.     Undetermined or inchoate liens (but not consensual liens) of lessors of any real or personal property.

                         F.     Any judgment lien, unless the judgment it secures shall not within thirty (30) days after the entry thereof have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay.

                         G.     Easements, rights-of-way, use restrictions and other similar matters granted in the ordinary course of business of Borrower or the operation of its properties.

                         H.     Title defects or irregularities which are in the aggregate of a minor nature and not of such a nature as to prevent or materially affect the business operations of Borrower.

          15.     Sale of Assets; Subsidiaries; Merger; Dissolution.  Borrower shall not [i] dispose of all or substantially all of its assets, or [ii] sell, lease, assign, transfer or otherwise dispose of any of its assets which are material to the business operations conducted  at the Owensboro Facilities or which would have a material  adverse effect on the financial condition of Borrower.

          16.     Use of Proceeds; Securities Exchange Act, Federal Reserve Board, Etc.  Borrower shall not, directly or indirectly, use any part of the Loans for any purpose other than as expressly permitted by this Agreement.  Borrower shall not, directly or indirectly, use any part of the Loans, and has not incurred any indebtedness to be reduced, retired or purchased out of the Loans except for the KEDFA Loan, for the purpose of purchasing or carrying any “margin security” within the meaning of Regulation G (12 C.F.R. Part 207, as amended), and will not otherwise take or permit any action which would involve a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued thereunder, including, without limitation, Regulation U (12 C.F.R. Part 221, as amended) or Regulation X (12 C.F.R. Part 224), in connection with the transactions contemplated hereby.  Borrower does not now own and has no present intention of acquiring any such margin security.

          17.     Loans and Advances and Guaranties.  Other than with the express prior written consent of Lender, which may be granted or withheld in the sole and absolute discretion of Lender, Borrower shall not: make loans, advances or investments to, or in, any Person, or guarantee the same or permit any of the same to remain outstanding, except for in the ordinary course of business to the extent of not more than $50,000 in the aggregate at any one time outstanding.

          18.     Intentionally omitted.

          19.     Hazardous Waste.  Borrower shall comply with all Environmental Laws.  Borrower will not store or permit to be stored at the Qwensboro Facilities (except as a necessary incident to the ordinary course of business of Borrower and then only in compliance with all Environmental Laws), or released or discharged upon, any premises owned or leased by Borrower or any Affiliate of Borrower, any Hazardous Substances.  Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all losses, costs, expenses (including but not limited to reasonable attorneys’ fees), injuries, damages, liabilities and claims of any kind whatsoever paid, incurred or suffered by or asserted against Lender by any Person, including but not limited to any governmental entity, whatsoever with respect to or as a direct or indirect result of the presence of any Hazardous Substance on or under any real property now and at any time hereafter owned, leased, operated or controlled by Borrower or any Subsidiary or Affiliate of Borrower, or the violation or alleged violation by Borrower or any such Subsidiary or Affiliate of any Environmental Law or, without limitation of the foregoing, any inaccuracy of any representation or warranty by Borrower contained in this Agreement concerning Environmental Laws or Hazardous Substances or any breach by Borrower or other default in the covenants contained in this Section.  The indemnification established under the preceding sentence shall survive the maturity as well as the repayment or other discharge of the Obligations and any termination of this Agreement whether pursuant to repayment of the Obligations, repossession and/or sale of the Collateral or otherwise, to the maximum extent permitted by law.

          20.     Indebtedness.  Borrower shall not hereafter, except for Obligations incurred by Borrower pursuant to the Loan Documents, without Lender’s prior written approval, which shall not be unreasonably withheld or delayed, enter into any transaction pursuant to which Borrower incurs indebtedness for Borrowed Money (the term “Borrowed Money”, for purposes of this Agreement, includes any and all liabilities of Borrower of whatever nature, whether secured or unsecured, including by purchase money security interests, and whether direct or contingent, including but not limited to any guaranty, and any letter of credit issued for the account of or otherwise with recourse to Borrower, and obligations under leases that are or would be capitalized under generally accepted accounting principles, but shall not include trade payables and accrued salaries, wages and other similar operating accruals incurred by Borrower in the ordinary course of business) in excess of $175,000.00 as to any single indebtedness or resulting in an aggregate indebtedness outstanding in excess of $250,000.00.

          21.     Equipment and Other Leases.  Without Lender’s prior approval, which approval shall not be unreasonably withheld or delayed, Borrower shall not hereafter enter into, as a lessee or vendee, except for in the ordinary course of business any operating leases or rental agreements, title retention or conditional sales agreements, involving real or personal property any one of which require Borrower to make lease payments exceeding $250,000.00 in the aggregate in any one fiscal year of the Borrower.

          22.     Transactions with Affiliates.  Borrower shall not enter any contract or agreement material to the business of such Borrower (“material” shall mean, for purposes of this subsection, any contract or agreement involving $60,000 or more) with any Affiliate of Borrower other than upon the same or similar terms and conditions with which such Borrower would deal with an unrelated third party.

          23.     Fiscal Year.  Borrower shall not change its fiscal year (January 1 - December 31) without so advising Lender in writing at least thirty (30) days prior thereto and obtaining the written consent of Lender, provided such consent is not unreasonably withheld.

          24.     Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the date hereof, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to Lender disclosing the material terms of the transactions contemplated hereby. The Company and Lender shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement without the prior consent of the other party hereto, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly thereafter provide the other party with notice of such public statement or communication.

ARTICLE 8.

EVENTS OF DEFAULT

          Each of the following shall constitute an Event of Default under this Agreement:

          1.     Payments.  If any installment of principal or interest on the Note, or any other payment required under this Agreement or under any Loan Document, or pursuant to any of the other Obligations shall not be paid in full within ten (10) calendar days after the date upon which it is due and payable and the continuation of such failure to pay for five (5) business days after written notice is provided to Borrower by Lender.

          2.     Covenants and Agreements.  If Borrower shall fail or omit to perform or observe any covenant, agreement, condition or other provision contained or referred to in this Agreement (other than in this Article) or any other Loan Document, not requiring the payment of money in each case, and such failure or omission shall not have been corrected to the satisfaction of Lender on or before the earlier of (a) thirty (30) calendar days after the date that an executive officer or director, of Borrower first has actual knowledge of such breach, or (b) forty-five (45) calendar days after the occurrence of such breach (unless this Agreement or the other applicable Loan Document in connection with which such non-compliance has occurred affirmatively provides that no notice and/or period of cure, or that an explicit alternative period of cure, whether longer or shorter than the foregoing period, shall be applicable to such failure by Borrower, in which case such alternative provision rather than the foregoing periods).

          3.     Accuracy of Statements.  If any representation or warranty or other statement of fact contained herein or in any writing, certificate, report or statement at any time furnished to Lender pursuant to or in connection with this Agreement or any Loan Document or any of the other Obligations, shall be false or misleading in any material respect or shall omit a material fact necessary to make such representation, warranty or statement not misleading and such false or misleading statement has not been corrected to the satisfaction of Lender on or before the earlier of (a) thirty (30) calendar days after the date that an officer, director, shareholder, partner or member of Borrower first has actual knowledge of such false and misleading statement or (b) forty-five (45) calendar days after the occurrence of such false of misleading statement.

          4.     Judgments and Liens.  If a final judgment or judgments for the payment of money in excess of the sum of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate shall be rendered against Borrower and such judgment or judgments shall remain unsatisfied and in effect and shall not have been discharged by the last to occur of:  [i] the expiration of thirty (30) consecutive days after the entry thereof, if execution thereon shall not have been stayed pending appeal, or [ii] if so stayed, thirty (30) days after the expiration of such stay.

          5.     Solvency.  If Borrower shall [a] discontinue business or [b] make a general assignment for the benefit of creditors or [c] apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its respective assets, [d] be adjudicated a bankrupt or insolvent, or [e] file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seek to take advantage of any other law (whether federal or state) relating to relief for debtors, or admit (by answer, default or otherwise) the material allegations of any involuntary petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief for debtors, or [f] suffer the filing of any involuntary petition in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state), if the same is not dismissed within thirty (30) days after the date of such filing, or [g] suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental agency of competent jurisdiction which assumes control of Borrower or approves a petition seeking reorganization, composition or arrangement of Borrower or any other judicial modification of the rights of any of their respective creditors, or appoints a receiver, trustee or liquidator for Borrower or for all or a substantial part of any of the businesses or assets of Borrower, or [h] if Borrower shall be enjoined or restrained from conducting all or a material part of any of its or their businesses as then conducted at the Owensboro Facility and the same is not dismissed and dissolved within thirty (30) days after the entry thereof.

          6.     Loss of Material Leases or Contracts.  If any material lease, license or contract of Borrower, shall be revoked or terminated which loss of lease, license or contract shall have a material adverse  effect on the financial condition of the Borrower or of the business conducted at the Owensboro Facilities.

ARTICLE 9.

REMEDIES UPON DEFAULT

          Notwithstanding any contrary provision or inference herein or elsewhere:

          1.     Lender’s Right to Declare Default in its Sole Discretion.  If any Event of Default referred to in the Article of this Agreement entitled Events of Default (except the Events of Default described in the Section thereof entitled “Solvency”) shall occur or begin to exist, Lender may, as to the entirety of the Obligations, without further notice, declare the Note and all other Obligations to be, whereupon the same shall be, immediately due and payable in full, all without any presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower.

          2.     Automatic Default.  If any Event of Default referred to in the Section of this Agreement entitled “Solvency” shall occur, or begin to exist, all of the Obligations under the Loan Documents shall thereupon become immediately due and payable in full, all without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower.

          3.     Enforcement of Security Agreement.  Immediately upon a declaration of a default pursuant to the first Section of this Article, or the occurrence of an automatic Event of Default under the immediately preceding Section of this Article, any requirement for Lender to make any Advance hereunder or under any Loan Document shall immediately and automatically terminate, and Lender may exercise any and all rights at law or in equity to realize upon the security afforded herein or under any other Loan Document, including, without limitation, the right to seize any assets of Borrower, or any other Person securing the Loan and the right to commence proceedings for the foreclosure upon and sale of any or all of the Collateral and to pursue all remedies afforded under the terms of any Loan Document. Lender further agrees that in the event it becomes necessary for the Lender to seize or foreclose upon any Collateral, Lender shall (i) first seek to recover any amounts due to Lender by liquidation of any real property or personal property, and then (only if there remains a deficiency in the balance owed to Lender) will Lender seek to recover that deficiency through sale or license of the Intellectual Property, and (ii) assign or grant to LSBC or permit LSBC to retain the co-exclusive rights, interests, and royalty-free  license (with each of LSBC and Lender having the right or license to use, to license the use of, and to assign its interest therein) in and to the Intellectual Property.

          4.     Right of Set-Off.  Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without further notice to Borrower (any such notice being expressly waived by Borrower) to set off and apply any and all sums of money at any time held, and other indebtedness at any time owing, by Lender to or for the credit or the account of Borrower against any and all of the Obligations of Borrower, including, without limitation, court costs and reasonable attorneys’ fees to the extent permitted by law.

          5.     Protection of Assets.  Upon notice by Lender to Borrower of an Event of Default and during the continuance of such default , Borrower grants to Lender or its designee an non-exclusive royalty free right to use the Intellectual Property  in any way reasonably necessary for the running of the Owensboro Facilities, and agrees to cooperate with Lender in any way necessary to assure the Owensboro facility remains open and operational, including but not limited to granting Lender or its designee free access to the Owensboro Facilities, and attempting to assure that key personnel remain available to assist in the operation of such facilities.

          6.     Rights Cumulative.  All of the rights and remedies upon occurrence of an Event of Default or Default Condition under this Agreement and the other Loan Documents shall be cumulative to the greatest extent permitted by law and shall be in addition to all those rights and remedies afforded at law or in equity or bankruptcy.

ARTICLE 10.

MISCELLANEOUS

          1.     Course of Dealing.  No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, remedy or privilege by Lender shall operate as a waiver thereof, nor shall any right, power, remedy or privilege of Lender be exclusive of any other right, power, remedy or privilege referred to herein or in any related document, or now or hereafter available at law, in equity, in bankruptcy, by statute or otherwise.  Each such right, power, remedy or privilege may be exercised by Lender either independently or concurrently with others, and as often and in such order as may deem expedient.

          2.     No Oral Amendment.  No amendment or modification by Lender of any provision of any Loan Document or related writings, nor consent by Lender to any departure by Borrower or any other party therefrom, shall be binding and effective unless the same shall be in writing and signed by a duly authorized representative of Lender, which writing shall be strictly construed.

          3.     Time of Essence.  Time shall be of the essence in the performance of all the Obligations under the Loan Documents and any other instruments related thereto.

          4.     Successors.  The provisions of this Loan Agreement shall bind and benefit Borrower and Lender and the respective successors, heirs, legal representatives and assigns of each of them, including each subsequent holder, if any, of the Note; provided, however, that Borrower may not assign its rights under this Agreement or the other Loan Documents to any other party, any such purported assignment being void and of no effect.  Only following the occurrence of an Event of Default, Lender may endorse or transfer all or any part of its interest in the Loan Documents, including, without limitation, the Note.  Upon any bona-fide transfer by Lender of all of the legal and beneficial interest of Lender in the Note and all of the other Loan Documents, to a commercial bank or financial institution not an Affiliate of Lender, Lender automatically shall be released from all obligations, liabilities and claims resulting from, or connected with the Loan Documents that arise out of actions, omissions or other circumstance occurring after the time of the transfer.

          5.     Captions.  The substantive provisions of this Agreement, exclusive of the captions for the various Articles and Sections of this Agreement, shall control in the event of any inference created by any caption that is inconsistent with the substantive provisions.

          6.     Kentucky Law to Govern.  This Agreement shall be construed in accordance with and governed in all respects by the laws of the Commonwealth of Kentucky.

          7.     Entirety of Agreement.  This Agreement and the Loan Documents contain the final, complete and exclusive agreement of the parties pertaining to its subject matter and supersede all prior written and oral agreements pertaining thereto.

          8.     Notices.  All notices, requests and demands made by the parties to this Agreement shall be in writing (at the addresses set forth below) by any of the following means: (a) personal service (including service by overnight courier service); (b) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by personal service or registered or certified, first class mail, postage prepaid, return receipt requested); or (c) registered or certified, first class mail, postage prepaid, return receipt requested.  Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall not be effective until actually received at the address (or facsimile number) specified (and prior to 5:00 p.m. on a Business Day in the case of notices given in accordance with (b) above or if not, then on the next Business Day), but notices given under (c) above shall be deemed given two (2) days following deposit in the United States mails.  Any party to this Agreement may change its address for notices by manner specified by this Section.

If to Borrower:	Large Scale Biology Corporation
3333 Vaca Valley Parkway, Suite 1000
Vacaville, California 95688
(707) 446-5501 - Phone
(707) 446-3917 - Fax

cc:	Large Scale Bioprocessing, Inc.
3700 Airpark Drive
Owensboro, Kentucky 43301
(270) 926-2405- Phone
(270) 926-2385 -Fax

Gerald B. Sweeney
Sweeney Lev
460 Bloomfield Ave, Suite 200.
Montclair, NJ 07042
(973) 509-1800 - Phone
(973) 509-1074- Fax

If to Lender:	Kentucky Technology, Inc.
1501 Bull Lea Road
Lexington, Kentucky 40511
(859) 254-5454 - Phone
(859) 253-1112 - Fax

cc:	Clifton B. Clark
Dinsmore & Shohl LLP
Lexington Financial Center
250 West Main Street, Suite 1400
Lexington, Kentucky 40507
(859) 425-1000 - Phone
(859) 425-1099 - Fax

          9.     No Third Party Beneficiaries.  The provisions of this Agreement shall inure to the benefit and responsibility of the parties hereto, their successors and assigns (but only to the extent such assignment is permitted herein) and shall not benefit or affect any third party.

          10.   Gender; Number; Accounting Principles.  As used herein, any gender includes all other genders, the singular includes the plural, and the plural includes the singular.  Except as otherwise provided herein, all accounting terms used herein shall be defined in accordance with generally accepted accounting principles.

          11.   Exhibits.  Any schedules, exhibits and riders attached hereto, and all terms and provisions thereof, are deemed to be a part hereof as if fully set forth herein and are deemed to be incorporated by reference herein.

          12.   Construction of Provisions; Additional Deliveries.  Each covenant by the Borrower contained in this Agreement and the other Loan Documents shall be construed without reference to any other such covenant, and any determination of whether Borrower is in compliance with any such covenant shall be made without reference to whether any Borrower is in compliance with any other such covenant.  In the event of any conflict between or among the provisions as contained in one Loan Document and other provisions contained in the same or one or more other Loan Documents, Lender shall be entitled to resolve the conflict by selecting which provision shall be applicable.  Borrower shall deliver or cause to be delivered to Lender from time to time hereafter, promptly upon request of Lender, such additional documents, instruments and information as Lender may request in order to insure the binding effect in accordance with the terms thereof of any Loan Document, or to effect the intent of this Agreement or to establish the security for the benefit of Lender contemplated by this Agreement and the other Loan Documents, and Borrower hereby appoints Lender as Borrower’s attorney-in-fact, which is coupled with an interest and irrevocable until all of the Obligations are paid and discharged to the satisfaction of Lender, to do all acts and things that Lender may deem necessary or appropriate in furtherance of any of such purposes.

          13.   Severability.  Upon any determination that any provision of this Loan Agreement or any other Loan Document is invalid or unenforceable, the balance of this Loan Agreement and the other Loan Documents shall be construed, to the maximum extent possible, to give effect to each of the remaining provisions thereof.

          14.   Existence of Facts Underlying Conditions.  Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and the Lender shall, at all times, be free independently to establish to its reasonable satisfaction and in its reasonable discretion such existence or nonexistence.

          15.   Counterparts.  To facilitate execution, this Agreement may be executed in two or more counterparts, and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, be affixed to each counterpart.  All counterparts shall collectively constitute a single Agreement.  The signature pages of the counterparts may be detached from them and be reattached to any other counterpart identical in form hereto, but having attached to it one or more additional signature pages, and it shall not be necessary in making proof of this Agreement to produce or account for any particular number of counterparts so long as one or more counterparts collectively contain the respective signatures of, or on behalf of, all of the parties hereto.

          16.   Payments on Days Other than Business Days.  If the day on which any payment required to be made to Lender or any Lender under any Loan Document should be a day other than a Business Day, such payment shall be deemed to be required to be made on the next succeeding Business Day, and such extension of time shall be included in computing any interest with respect to such payment.

          17.   Claims and Damages.  In no event shall Lender ever be liable to the Borrower for consequential damages resulting from, arising out of or in connection with the Loan or any of the Loan Documents, whatever the nature of a breach by the Lender in the obligations of the Lender hereunder.  No action shall be commenced by the Borrower for any claim against the Lender under the terms of this Agreement unless a notice specifically setting forth the claim of the Borrower shall have been given to the Lender within  one hundred twenty (120) days after the occurrence of the event which the Borrower alleges gave rise to such claim, and failure to give such notice shall constitute a waiver of any such claim.  Upon full payment and satisfaction of the Obligations, Lender thereupon automatically shall be fully, finally and forever released and discharged from any further claim, liability or obligation in connection with the Loan and with this Agreement, except any obligation to release Collateral of record from any lien or claim by Lender.

          18.   Indemnity.  Borrower hereby jointly and severally indemnifies and holds Lender harmless from and against any and all costs, claims, losses, damages or expenses, including reasonable attorneys’ fees, incurred by Lender as a result, in whole or in part, of Lender’s entering into this Agreement and the other Loan Documents, or otherwise incurred by Lender in connection with or arising out of this Agreement and the other Loan Documents unless resulting from the gross negligence or willful misconduct of Lender.

          19.   Consent to Jurisdiction and Venue.  Borrower hereby consents to the jurisdiction of any state or federal court located within the County of Fayette, Commonwealth of Kentucky and irrevocably agrees that, subject to the Lender’s sole and absolute election, any case or proceeding relating to Title XI of the United States Code and any actions relating to the Obligations shall be litigated in such courts, and Borrower waives any objection which Borrower may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.  Nothing contained in this paragraph shall affect the right of the Lender to bring any action or proceeding against Borrower or the property of Borrower in the courts of any other jurisdiction.

<the balance of this page intentionally has been left blank>

“Borrower”

LARGE SCALE BIOLOGY CORPORATION

By:	/s/ RONALD J ARTALE

(signature)

Name:	Ronald J Artale

(type or print)

Title:	Senior Vice President, COO, CFO

(type or print)

LARGE SCALE BIOPROCESSING, INC.

By:	/s/ RONALD J ARTALE

(signature)

Name:	Ronald J Artale

(type or print)

Title:	Senior Vice President, COO, CFO

(type or print)

“Lender”

KENTUCKY TECHNOLOGY, INC.

By:	/s/ JOHN B. PARKS

(signature)

Name:	John B. Parks

(type or print)

Title:	President

(type or print)

STATE OF CALIFORNIA

COUNTY OF  SOLANO

          The foregoing instrument was acknowledged before me this 17th day of December, 2004, by Ronald J. Artale, as Senior Vice President, COO, CEO of Large Scale Biology Corporation, a Delaware corporation on behalf of the corporation.

          My commission expires: 8/21/2006

[Notary Seal]	/s/ Sharon J. Thomson

NOTARY PUBLIC

STATE OF CALIFORNIA

COUNTY OF  SOLANO

          The foregoing instrument was acknowledged before me this 17th day of December, 2004, by Ronald J. Artale, as Senior Vice President, COO, CEO of Large Scale Bioprocessing, Inc., a Delaware corporation on behalf of the corporation.

          My commission expires: 8/21/2006

[Notary Seal]	/s/ Sharon J. Thomson

NOTARY PUBLIC

COMMONWEALTH OF KENTUCKY

COUNTY OF FAYETTE

          The foregoing instrument was acknowledged before me this 17th day of December, 2004, by John B Parks, as President of Kentucky Technology, Inc., a Kentucky corporation, on behalf of the corporation.

          My commission expires: January 6, 2007

[Notary Seal]	/s/ Linda H. Haulk

NOTARY PUBLIC

Lists of Schedules and Exhibits
--          Schedule 1 - Description of Obligations
--          Schedule 2 - Permitted Exceptions Schedule
--          Schedule 3 - Real Property Collateral Schedule
--          Schedule 4 - Intellectual Property Schedule
--          Schedule 5 -Litigation Schedule
--          Schedule 6 - Compliance Certificate Schedule
--          Exhibit A - Warrant Agreement
--          Exhibit B - Registration Rights Agreement

Schedule 1
to Loan Agreement

          “Loan Documents” shall mean all documents or instruments executed in connection with and/or delivered at the Closing.

          “Obligations” shall mean each and every obligation, whether payment or otherwise, of the Borrower under any or all of the Loan Documents.

          “Note” shall mean the Revolving Credit Note dated December 17, 2004 in the original principal amount of $2,900,000.00.

Schedule 2

Permitted Exceptions Schedule
to Loan Agreement

          1.     The liens and security interests created by or expressly permitted by the Loan Documents.

          2.     The lien of ad valorem taxes assessed against the Collateral, provided the same are paid prior to becoming delinquent.

Schedule 3

Real Property Collateral Schedule
to Loan Agreement

PARCEL 1

Lot 2-A, Unit 2, Phase I, Mid-America AirPark, a plat of which is recorded in Plat Book 28, page 194, Office of the Daviess County Court Clerk, and to which plat reference is made for a more particular description.

AND BEING the same property conveyed to Biosource Merger Corporation (now Large Scale Bioprocessing, Inc.) a Delaware corporation, by deed from Biosource Technologies, Inc., a California corporation, dated April 23, 1999, and of record in Deed Book 702, at page 201, Office of the Daviess County Court Clerk.  See also deed of correction dated November 11, 1999, and of record in Deed Book 711, at page 283, Office of the Daviess County Court Clerk.

PARCEL 2

Lot 2, Unit 2, Phase I, Mid-America AirPark, a plat of which is recorded in Plat Book 28, page 194, Office of the Daviess County Court Clerk, and to which plat reference is made for a more particular description.

AND BEING the same property conveyed to Biosource Merger Corporation (now Large Scale Bioprocessing, Inc.) a Delaware corporation, by deed from Economic Development Properties, Inc., et al., dated June 8, 1999, and of record in Deed Book 702, at page 214, Office of the Daviess County Court Clerk.

Schedule 4

Intellectual Property Schedule
to Loan Agreement

Issued Patents.

U.S. Patent No. 6,284,875

U.S. Patent No. 6,441,147

U.S. Patent No. 6,617,435

U.S. Patent No. 6,037,456

U.S. Patent No. 6,033,895

U.S. Patent No. 6,303,779

U.S. Patent No. 6,740,740

U.S. Patent No. 6,817,970

U.S. Patent Applications, not yet issued, as follows:

Application Date October 3, 2001	Publication No. 20020138207	Flexible Processing

Application Date August 1, 2003	Publication No. 20040047923	Method of Recovering

Application Date February 18, 2004	Publication No. 20040166026	Flexible Processing

Application Date April 20, 2004	Publication No. 20040171813	Process for Isolating

Application Date October 29, 2004	Not Published	Method of Recovering

Schedule 5

Litigation Schedule
to Loan Agreement

The following litigation is disclosed because it relates to a product that has been or could be produced at the Owensboro Facilities and its disclosure is not intended as recognition of its materiality.

LSBC filed a law suit against Prodigene, Inc. seeking a Declaratory Judgment of non-infringement of a patent owned by Prodigene directed to making recombinant aprotinin in a transgenic plan; and Prodigene has counterclaimed.

Schedule 6

Compliance Certificate Schedule
to Loan Agreement

Kentucky Technology, Inc.
1501 Bull Lea Road
Lexington, KY 40511

               Re:     Loan Agreement Compliance

Dear _________:

          Please be advised that Large Scale Biology Corporation and Large Scale Bioprocessing, Inc. are each in compliance with all of the covenants, terms and conditions of that certain loan agreement between each as borrower and Kentucky Technology, Inc. as Lender.

LARGE SCALE BIOLOGY CORPORATION

By:

Its:

LARGE SCALE BIOPROCESSING, INC.

By:

Its:

Commonwealth of California                    )
                                                                                ) SS:
County of  Solano                                      )

          ___________________________, the ___________________ of Large Scale Biology Corporation appeared before me and acknowledged the foregoing to be a true and accurate statement as of this _____ day of ________________, 20__.

          My commission expires:_______________________

Notary Public

[Notary Seal]

Commonwealth of California                    )
                                                                                ) SS:
County of  Solano                                      )

          ___________________________, the ___________________ of Large Scale Bioprocessing, Inc. appeared before me and acknowledged the foregoing to be a true and accurate statement as of this _____ day of ______________, 20__.

          My commission expires:_______________________

Notary Public

[Notary Seal]

Exhibit A
to Loan Agreement

Warrant Agreement

Exhibit B
to Loan Agreement

Registration Rights Agreement

PROMISSORY NOTE

$2,900,000.00

Lexington, Kentucky
December 17, 2004

          FOR VALUE RECEIVED, each of the undersigned, Large Scale Biology Corporation, a Delaware corporation (“LSBC”), having an address of 3333 Vaca Valley Parkway, Vacaville, California, 95688 and Large Scale Bioprocessing, Inc., a Delaware corporation (“LSBI”), having an address of 3700 Airpark Drive, Owensboro, Kentucky, 43301 (LSBC and LSBI shall each be referred to herein as “Borrower”), hereby promises and agrees to pay to Kentucky Technology, Inc. (“Lender”), a Kentucky corporation, having an address of 1501 Bull Lea Road, Lexington, KY 40511, the aggregate principal sum of $2,900,000.00, or so much thereof as may be advanced hereunder, together with interest thereon as hereinafter provided, in lawful money of the United States of America, in the manner set forth herein, on or before the 17th day of June, 2006 (the “Final Maturity Date”).

           This note (the “Note”) is the Revolving Credit Note issued pursuant to, and is subject to all the terms and conditions of, the Loan Agreement dated as of the date hereof (the “Loan Agreement”) to which Lender and Borrower are parties, and is secured by a certain Mortgage (the “Mortgage”) and certain other collateral (the “Collateral”) as more particularly described in the Loan Agreement (all documents, instruments and agreements heretofore, now, or hereafter made or given by the Borrower or any other person or entity to guarantee or secure the indebtedness evidenced by this Note, including but not limited to the Mortgage, together with the Loan Agreement and each other document establishing terms and conditions applicable to, or required to be delivered in connection with, the indebtedness evidenced by this Note are referred to collectively hereinafter as the “Loan Documents”).

          The principal of this Note prior to any Default, as defined hereunder, shall bear interest on the unpaid balance thereof at a fixed rate per annum of 8.0%.  All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over a year assumed to consist of three hundred sixty (360) days (having 12 months of 30 days each).

          Principal of this Note shall be paid in a single payment on the 17th day of June, 2006.  All accrued and unpaid interest shall be paid quarterly commencing on the 17th day of March, 2005, and on June 17, 2005, September 17, 2005, December 17, 2005 and March 17, 2006 thereafter, and on the Final Maturity Date and any and each other date that the principal balance of this Note is paid in full.

          Principal of this Note may be repaid in whole or in part without penalty or premium at any time prior to maturity and, subject to the terms and conditions of the Loan Agreement and the other Loan Documents, Borrower shall be entitled to reborrow, repay and reborrow hereunder in incremental advances of not less than $100,000.00 each. The actual amount of principal due hereunder shall be the sum of all advances less the aggregate repayments thereof.  Lender’s records with respect to advances and repayments shall be presumed correct unless manifest error is shown.

          All payments of principal and interest and any other sums due under this Note shall be made to Lender at the address first set forth above for the Lender in this Note or to such other person or at such other address as may be designated in writing by the Lender.  All payments on this Note shall be applied first to the payment of any expenses or charges payable hereunder, and next to accrued interest, and then to the principal balance hereof, or in such other order as Lender may elect in its sole discretion.

          Any payment on this Note that is overdue for more than ten (10) days from its due date shall, if requested by and at the sole option of the Lender, in order to compensate the Lender for inconvenience and administrative expense incident to such delinquency and not as a penalty, be increased by an amount equal to five percent (5%) of the overdue payment, unless such increase would exceed the maximum increase permitted by law, in which event the overdue payment shall be increased by such lesser increment, if any, as is the maximum permitted by law.  The charging or collection of a late charge shall not be deemed a waiver of any of the Lender’s other rights and remedies hereunder, including, if applicable, the right to exercise the remedies of the Lender upon a Default under this Note as hereinafter provided.

          A “Default” hereunder shall mean the occurrence of any “Event of Default” under the Loan Agreement, and Lender may, at its option, and without notice, declare the entire unpaid principal balance of, and all accrued interest on, this Note to be immediately due and payable and proceed to enforce and realize upon any or all security for this Note provided under the Loan Documents.

          Whenever there a Default under this Note, the entire principal balance of and all accrued interest on this Note, and all other existing or hereafter created or arising liabilities, indebtedness and obligations of Borrower to Lender (however acquired or evidenced) shall, at the option of Lender, become forthwith due and payable, without presentment, notice, protest or demand of any kind (all of which are expressly waived by Borrower).

          This Note, the other Loan Documents, and all other agreements between the Borrower and the Lender, whether now existing or whether hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or retention of money loaned hereunder, or advanced for the performance or payment of any covenant or obligation contained herein, in any other Loan Document, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law.  If from any circumstances whatsoever, fulfillment of any provision of this Note, the other Loan Documents, or of any such other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and if from such circumstance the Lender shall ever receive anything of value deemed by applicable law to be interest in any amount that would exceed the highest lawful rate payable hereunder, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of the interest, and if the amount that would be excessive interest exceeds the principal balance then owing, such excess shall be refunded to the party paying the same.

          Failure of the Lender to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time.  All rights and remedies of the Lender for Default under this Note shall be cumulative to the greatest extent permitted by law.  Time shall be of the essence in the payment of all installments of interest and principal on this Note and the performance of Borrower’s other obligations under this Note.

          If there is any Default under this Note, and this Note is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, Borrower promises to pay to the Lender hereof its reasonable attorneys’ fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the Lender’s rights in any collateral securing this Note, provided the same is legally allowed by the laws of the Commonwealth of Kentucky or any state where the collateral or part thereof is situated.

          Without restricting any of the rights or remedies available to Lender, Lender shall have the right to set off, at any time after a Default by Borrower under this Note, without notice to Borrower or any guarantor of, or person or entity that has granted security for this Note, any and all deposits or other sums at any time or times credited by or due from Lender to Borrower, whether or not held by Lender in a special account or other account or represented by a certificate of deposit (whether or not matured), which deposits and other sums shall at all times constitute additional security for the obligations of the Borrower arising under this Note and under any of the other Loan Documents.  Borrower hereby grants to Lender a lien on and a continuing security interest in all instruments, documents, securities, cash, chattel paper, general intangibles, deposits, certificates of deposit, other property, and the cash and noncash proceeds of any of the foregoing, owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in possession or control of Lender, or in transit by mail or carrier to or from Lender or in the possession of any third party on behalf of Lender, without regard to whether Lender received the same in pledge, for safekeeping, as an agent for collection or transmission or otherwise, or whether Lender had conditionally released the same, all of which shall at all times constitute additional security for the obligations of Borrower hereunder and under the Loan  Documents, and all of which may be applied at any time after Default by Borrower with respect to any of said obligations, without notice to Borrower or any guarantor of, or person or entity that has granted security for this Note, in such order as Lender may determine.

          If any provision, or portion thereof, of this Note, or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such provision, or portion thereof, to any other person or circumstances shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

          This Note was negotiated in the Commonwealth of Kentucky and delivered to and accepted by Lender in the Commonwealth of Kentucky, and the proceeds of this Note have been and/or will be disbursed from the Commonwealth of Kentucky, which state Borrower and Lender agree has a substantial relationship to Borrower and Lender and to the underlying transaction in connection with which this Note is issued.  This Note, including matters of construction, validity and performance, and the obligations arising hereunder, shall be construed in accordance with and otherwise governed in all respects by the laws of the Commonwealth of Kentucky applicable to contracts made and performed in such state and any applicable law of the United States of America.

          Borrower and any other party who may become primarily or secondarily liable for any of the obligations of Borrower hereunder hereby jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, and diligence in collection, and further waive all exemptions to which they may now or hereafter be entitled under the laws of this or any other state or of the United States, and further agree that the Lender shall have the right without notice, to deal in any way, at any time, with Borrower, or any guarantor of this Note or with any other party who may become primarily or secondarily liable for, or pledge any collateral as security for, any of the obligations of Borrower under this Note and to grant any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note and/or modify the terms of the Loan Agreement and the other Loan Documents securing or pertaining to this Note, without in any way affecting the liability of Borrower, or such other party who may pledge any collateral as security for, or become primarily or secondarily  liable for, the obligations of Borrower hereunder and without waiving any rights the Lender may have hereunder or by virtue of the laws of this state or any other state of the United States.

          The terms and conditions of this Note and the obligations hereunder shall be binding upon each Borrower jointly and severally.

          Borrower hereby consents to the jurisdiction of any state or federal court located within the County of Fayette, Commonwealth of Kentucky and irrevocably agrees that, subject to the Lender’s sole and absolute election, any case or proceeding relating to Title XI of the United States Code and any actions relating to the indebtedness evidenced hereby shall be litigated in such courts, and Borrower waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.  Nothing contained in this paragraph shall affect the right of the Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

<the balance of this page intentionally has been left blank>

“Borrower”

LARGE SCALE BIOLOGY CORPORATION

By:	/s/ RONALD J ARTALE

(signature)

Name:	Ronald J Artale

(type or print)

Title:	Senior Vice President, COO, CFO

(type or print)

LARGE SCALE BIOPROCESSING, INC.

By:	/s/ RONALD J ARTALE

(signature)

Name:	Ronald J Artale

(type or print)

Title:	Senior Vice President, COO, CFO

(type or print)

STATE OF CALIFORNIA

COUNTY OF SOLANO

          The foregoing instrument was acknowledged before me this 17th day of December, 2004, by Ronald J. Artale, as Senior Vice President, COO, CEO of Large Scale Biology Corporation, a Delaware corporation, on behalf of the corporation.

          My commission expires: 8/21/2006

[Notary Seal]	/s/ Sharon J. Thomson

NOTARY PUBLIC

STATE OF CALIFORNIA

COUNTY OF SOLANO

          The foregoing instrument was acknowledged before me this 17th day of December, 2004, by Ronald J. Artale, as Senior Vice President, COO, CEO of Large Scale Bioprocessing, Inc., a Delaware corporation, on behalf of the corporation.

          My commission expires: 8/21/2006

[Notary Seal]	/s/ Sharon J. Thomson

NOTARY PUBLIC

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (the “Agreement”) is made and entered into as of December 17, 2004, by and between each of the following: [i] Large Scale Biology Corporation., a Delaware corporation (“LSBC”); and [ii] Large Scale Bioprocessing, Inc., a Delaware corporation (“LSBI”) (LSBC and LSBI are each hereinafter referred to as “Borrower”), each having a mailing address of 3700 Air Park Drive, Owensboro, Kentucky 43301; and [iii] Kentucky Technology, Inc., a Kentucky corporation (hereinafter referred to as “Lender”), having a mailing address of 1501 Bull Lea Road, Lexington, Kentucky 40511.

          IT IS AGREED BY THE PARTIES AS FOLLOWS:

          1.     Grant of Security.  For valuable consideration, the receipt of which is hereby acknowledged by the Borrower, and to secure the indebtedness and undertakings and other Obligations of the Borrower referred to in Section 2 hereof, including but not limited to those evidenced by or established pursuant to the “Loan Documents” defined in Schedule 1 to this Agreement, Borrower hereby pledges, assigns, transfers, and grants to Lender a continuing security interest in the property and rights of Borrower, whether now owned or hereafter acquired, proceeds and products thereof, as  described in Exhibit A attached to and made a part of this Agreement (such property is hereinafter referred to as the “Collateral”), together with all instruments, documents, securities, cash, property, and the proceeds of any of the foregoing, owned by Borrower or in which Borrower has an interest or which are in transit by mail or carrier to or in the possession of any third party acting on behalf of Lender, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender had conditionally released the same; and all cash or non-cash proceeds of any of the foregoing.

          2.     Obligations Secured.  This Agreement is made as collateral security for, and the security interest granted in the Collateral secures the following obligations (hereinafter sometimes referred to collectively as the “Obligations”):  [i] all indebtedness and liabilities (including but not limited to loan fees and late charges) arising under or evidenced by, and the performance of all covenants, conditions and agreements undertaken by Borrower in connection with [a] that certain Promissory Note dated the date of this Agreement made by Borrower to the order of Lender in face principal amount of $2,900,000.00, and any and all renewals, extensions and amendments thereof and substitutions and replacements therefor (the “Note”), and [b] that certain “Loan Agreement” dated the date hereof entered into between Borrower and Lender pursuant to which the Note was issued, and [c] this Agreement and each of the other “Loan Documents” referenced in the Loan Agreement, and [ii] all other indebtedness, liabilities and obligations of Borrower to Lender of whatever nature, whether now in existence or hereafter created, arising or acquired, whether created directly or acquired by Lender by assignment or otherwise, whether joint or several, whether of the same or different class or type as the indebtedness evidenced by the note, instrument or other agreement executed and delivered by Borrower to Lender in connection with the execution and delivery of this Agreement, it being the intent of Borrower and Lender that all of the same be part of the Obligations for all purposes of this Agreement, and [iii] all expenses, costs and changes of any nature whatsoever paid or incurred by Lender to enforce its rights and remedies under any Loan Document, to obtain, preserve, perfect and enforce the security interest established by this Agreement, to collect the Obligations enumerated in this Section 2, and to maintain and preserve the Collateral, including without limitation taxes, assessments, insurance premiums, repairs, reasonable attorneys’ fees and legal expenses, rent, storage costs and expenses of collection and sale.

          3.     Representations and Warranties.  Borrower represents and warrants to Lender that:

                  A.     Borrower is a validly existing corporation organized under the laws of the State of Delaware and is duly qualified to do business in Kentucky and in all other jurisdictions in which qualification is necessary in order to conduct the business and affairs of Borrower.

                  B.     The execution, delivery and performance by Borrower of this Agreement [i] are authorized by all documents (organizational and otherwise), agreements and stipulations limiting the activities of Borrower, [ii] do not require approval of any governmental authority, [iii] will not violate any provision of law, any order of any court or any governmental authority, or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of the property of Borrower is bound.

                  C.     There is no action, suit or proceeding pending, or to the knowledge of Borrower threatened, against or affecting Borrower or involving the validity of enforceability of this Agreement, including before or by any governmental authority, and Borrower is not in default with respect to any order, writ, judgment, decree or demand of any court or other governmental authority except as previously disclosed in writing by Borrower to Lender.

                  D.     If applicable, the financial statements of Borrower are most recently delivered to Lender [i] are complete and correct in all material respects, [ii] accurately represent the financial condition of Borrower as of their date and [iii] disclose all of Borrower’s material liabilities, direct or contingent, as of such date.

                  E.     Borrower is the owner of the Collateral free from all liens and security interests as of the date hereof except for the liens and security interests permitted by the express terms of the Loan Documents.

                  F.     Borrower has the right to enter into this Agreement, the execution and performance of which will not, either immediately, or with notice and/or passage of time, result in the creation or imposition of any encumbrance upon any of the Collateral except as granted hereby.

                  G.     The Collateral is used for business purposes, and all of the Collateral is physically located at the location of the real property described on Schedule A-2. The address of the registered office of Borrower in Kentucky as set forth in the most recent corporate filing with the Secretary of State of Kentucky which officially designates the current registered office of Borrower in Kentucky is CT Corporation System, Kentucky Home Life Building, Louisville, Jefferson County, Kentucky 40202.

                  H.     At no time during the previous five (5) years has the Collateral been physically located, or the Borrower maintained a principal office, or a registered office in the Commonwealth of Kentucky, other than at the locations disclosed in the immediately preceding paragraph of this Agreement.

                  I.     At no time within the past two (2) years has Borrower operated under any assumed name or other name than the name of Borrower first set forth in this Agreement.

          4.     Covenants.  Borrower agrees with Lender that until the Obligations have been paid in full and discharged to the satisfaction of Lender, Borrower:

                  A.     Will execute and deliver to Lender all information, legal descriptions, UCC-1 and other Financing Statements, and such other documents and instruments pertaining to the Collateral as are necessary in the sole opinion of Lender to create, perfect, maintain, preserve and enforce the security interest of Lender in the Collateral.

                  B.     Will defend the Collateral against the claims and demands of all persons; comply in all material respects with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which could have a material adverse effect on the value of the Collateral or the security intended to be afforded Lender hereby; and pay all ad valorem property taxes which constitute or may constitute a lien against any of the Collateral, prior to the date when penalties or interest would attach to such taxes.

                  C.     Will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance with respect to its properties, assets and business, against loss or damage of the kinds customarily insured against by enterprises of established reputation engaged in the same or a similar business and similarly situated, of such types and in amounts as are customarily carried under similar circumstances by such other enterprises.

          Borrower shall insure the Collateral at Borrower’s expense in accordance with the terms of the Loan Agreement.

          Borrower hereby assigns to Lender all rights to receive proceeds of all insurance which is or may be required pursuant to this Section 4.C., not exceeding the unpaid balance of the Obligations to Lender, and authorizes Lender as the agent of Borrower and its attorney-in-fact to obtain such proceeds and to endorse and negotiate any draft for such proceeds in Borrower’s name or otherwise.  In the event of damage or destruction of any of the Collateral covered by such insurance, any proceeds from such insurance shall upon request of Lender, be paid to Lender and, at the option of Lender, be applied either to reduce the Obligations, or endorsed to Borrower and disbursed from time to time by Lender at Borrower’s written request but only for the repair and/or replacement of such damaged or destroyed Collateral.  While such insurance proceeds are in the possession of Lender, Lender shall have and hereby is granted by Borrower a first and prior security interest in such proceeds and cash and in all the repaired and replaced Collateral, and Borrower shall execute all such instruments in connection therewith as Lender shall require.

                  D.     Borrower shall furnish or cause to be furnished to Lender all financial reports as are required by the Loan Agreement.

                  E.     Will keep the Collateral in good condition and repair, reasonable wear and tear excepted..

                  F.     Will maintain accurate records of the Collateral, and will permit Lender, upon request by Lender from time to time, to inspect the Collateral and all evidence of ownership of the Collateral and all other books and records relating to the Collateral at any reasonable time and from time to time.

                  G.     Will advise Lender in writing, at least thirty (30) days prior thereto, of any change in the Borrower’s principal place(s) of business, or chief executive office or registered office in Kentucky, or any change in the locations where any of the Collateral is kept; or of any change in Borrower’s name or the adoption, whether formal or informal, by Borrower of any “trade name” or “assumed name.”

                  H.     Will preserve and maintain its corporate existence in good standing and will be and remain qualified to do business in good standing in all jurisdictions in which required to be so qualified, and will maintain all permits, licenses and other similar authorization necessary or appropriate for the operation of its business.

                  I.      Unless disputed in good faith (and as long as such dispute does not give rise to any default thereunder or materially affect the obligation of any party thereto), Borrower will timely comply with and fully perform all of its agreements and valid obligations to and with all parties and shall not commit or permit to be committed any default thereunder, the noncompliance with which, or default under which, could [i] have a material and adverse effect upon the assets or businesses of Borrower or [ii] impair the ability of Borrower to perform hereunder or [iii] result in a lien or charge upon any asset of Borrower.

                  J.     Other than in the ordinary course of business, will not permit any part of the Collateral, or any of the records concerning same, to be removed from the present locations thereof without the prior written consent of Lender, provided such consent is not unreasonably withheld.

                  K.     Other than liens granted to suppliers of office equipment used by Borrower in its day-to-day operations, i.e., copiers, fax machines, phone equipment, etc., will not permit any liens or security interests to attach to any of the Collateral except the security interests created by this Agreement.

                  L.     Will not permit any material part of the Collateral to be levied upon under any legal process.

                  M.    Will not sell, assign, lease or otherwise dispose of any of the Collateral except in the ordinary course of business prior to an Event of Default and when such disposal of Collateral shall not have a material adverse effect on the business of Borrower.

                  N.     Will not permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded (material to the assets or the businesses of the Borrower or the value of the security hereunder) by this Agreement.

                  O.     Will not permit any of the Collateral to become an accession or improvement to, or affixed to, other property in which Lender does not hold a security interest.

                  P.      Will not permit any accounts or other sums owed to Borrower to be evidenced by a note or other instrument without the prior written consent of Lender, which consent may be conditioned upon delivery by Borrower to Lender of the note or other instrument, endorsed by Borrower to the order of Lender.

          5.     Hazardous Substances.  Borrower represents and warrants that, except as previously disclosed in writing by Borrower or its agent to Lender: no hazardous or toxic substance or material or other waste (“Hazardous Substance”) as defined in or regulated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §9601 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901, et. seq.) or any other federal, state or local law, order or regulation pertaining to health, safety or the environment (“Environmental Law”) has, to the knowledge of Borrower ever been disposed, released, discharged or spilled on or under any real property now or heretofore ever owned, leased, operated or controlled by Borrower or any past, present or anticipated future subsidiary or affiliate of Borrower, that no such real property has ever been used as a dump or landfill, and that, to Borrower’s knowledge, no litigation or administrative action or proceeding has been commenced or threatened against Borrower or any subsidiary or affiliate of the Borrower alleging a violation of any Environmental Law.  Borrower warrants and covenants that all real property now and at any time hereafter owned, leased, operated or controlled by Borrower and each subsidiary and affiliate of Borrower is and shall remain free from any contamination by any Hazardous Substance and that Borrower and each such subsidiary and affiliate has complied and will comply with all Environmental Laws affecting each of them, respectively, and affecting all property, whether real, personal or mixed, heretofore, now or hereafter owned, leased, operated or controlled by any of them.  Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all losses, costs, expenses (including but not limited to reasonable attorneys’ fees), injuries, damages, liabilities and claims of any kind whatsoever paid, incurred or suffered by or asserted against Lender by any person or entity, including but not limited to any governmental entity, whatsoever with respect to or as a direct or indirect result of the presence of any Hazardous Substance on or under any real property now and at any time hereafter owned, leased, operated or controlled by Borrower or any subsidiary or affiliate of Borrower, or the violation or alleged violation by Borrower or any such subsidiary or affiliate of any Environmental Law or, without limitation of the foregoing, any inaccuracy of any representation or warranty by Borrower contained in this Section or any breach by Borrower or other default in the covenants contained in this Section.  The indemnification established under the preceding sentence shall survive the maturity as well as the repayment or other discharge of the Obligations and any termination of this Agreement whether pursuant to repayment of the Obligations, repossession and/or sale of the Collateral or otherwise, to the maximum extent permitted by law.  Borrower expressly acknowledges that any misrepresentation by Borrower under this Section, or any failure of condition or breach of covenant by Borrower or other default in any of the obligations of Borrower under this Section shall be and constitute an Event of Default under this Agreement.

          6.     Authorization to File UCC-1 Statements.  The Borrower hereby irrevocably appoints and authorizes Lender as Borrower’s attorney-in-fact to do all acts and things which Lender may deem necessary or appropriate to perfect and continue perfected the security interest in the Collateral granted pursuant to this Agreement and to protect the Collateral, including, but not in any way limited to, the execution and filing of UCC-l and other Financing Statements, notices of liens to be filed with the United States Patent and Trademark Office, or amendments thereto, covering the Collateral in Borrower’s name, as Borrower’s attorney-in-fact, wherever and whenever Lender deems appropriate.  All fees and taxes required for or in connection with filing such Financing Statements shall be paid for by the Borrower on demand of Lender and if paid by Lender, the Borrower shall provide reimbursement therefor, with interest thereon at the Applicable Rate, immediately upon request of Lender.

          7.     Events of Default.  Each of the following shall be deemed an “Event of Default” hereunder:

                  A.     If Borrower shall fail to comply fully with any provision of this Agreement and said noncompliance has not been corrected to the satisfaction of Lender on or before the earlier of (i) thirty (30) calendar days after the date that an officer or director of Borrower first has actual knowledge of such breach  or (ii) forty-five (45) calendar days after the occurrence of such breach (unless this Agreement or the other applicable Loan Document in connection with which such non-compliance has occurred affirmatively provides that no notice and/or period of cure, or that an explicit alternative period of cure, whether longer or shorter than the foregoing period, shall be applicable to such failure by Borrower, in which case such alternative provision rather than the foregoing periods).

                  B.     If any Events of Default occur in the payment or performance of the Note, the Loan Agreement, this Agreement, any of the other Loan Documents (including after any required notice and/or period of cure provided in the Loan Document governing such default),  strictly in accordance with their respective terms.

                  C.     If any of the warranties or representations made herein by Borrower or in any certificate, instrument, agreement  or other writing now or hereafter delivered by Borrower to Lender shall prove untrue or materially misleading, and such false or misleading warranty or representation has not been corrected to the satisfaction of Lender within (i) thirty (30) calendar days after the date that an officer or director, of Borrower first has actual knowledge of such false and misleading statement or (ii) forty-five (45) calendar days after the occurrence of such false of misleading statement.

                  D.     If Borrower or any guarantor of any of the Obligations shall [a] discontinue business, [b] make a general assignment for the benefit of creditors, [c] apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its respective assets, [d] be adjudicated a bankrupt or insolvent, [e] file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seek to take advantage of any other law (whether federal or state) relating to relief for debtors, or admit (by answer, default or otherwise) the material allegations of any involuntary petition filed against Borrower in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief for debtors, [f] suffer the filing of any involuntary petition in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state), if the same is not dismissed within thirty (30) days after the date of such filing, [g] suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental agency of competent jurisdiction which assumes control of Borrower or such guarantor or approves a petition seeking reorganization, composition or arrangement of Borrower or such guarantor or any other judicial modification of the rights of any of Borrower’s or their creditors, or appoints a receiver, trustee or liquidator for Borrower or such guarantor or for all or a substantial part of any of the businesses or assets of Borrower or such guarantor or [h] if Borrower or such guarantor shall be enjoined or restrained from conducting all or a material part of any of its or their businesses as then conducted and the same is not dismissed and dissolved within thirty (30) days after the entry thereof.

                  E.     If any material part of the Collateral is destroyed or so damaged as to be unusable in the ordinary course of business and the same is not covered by insurance adequate to repair or replace same.

          8.     Remedies.  Upon the occurrence of any Event of Default under this Agreement, Lender may declare all of the Obligations to be automatically and immediately due and payable in full, without demand or notice of any kind, and Lender, subject to the remedies restrictions regarding Intellectual Property set forth in Section 9 (3) of the Loan Agreement, shall have all rights and remedies in and against the Collateral and otherwise of a secured party under the Uniform Commercial Code of Kentucky (or such other state where any part of the Collateral may be located, if applicable) and all other applicable laws, and shall also have all rights and remedies provided herein, and in any other agreements between the Borrower and Lender, all of which rights and remedies shall, to the fullest extent permitted by law, be cumulative.  Lender shall have the right to sell the Collateral at public or private sale(s) in one or more lots.  Lender shall have the right to have the Collateral and all of the records pertaining to the Collateral delivered to Lender by Borrower at a place reasonably convenient to Lender and Borrower, subject to the remedies restrictions regarding Intellectual Property set forth in Section 9 (3) of the Loan Agreement.  If the Collateral consists in whole or in part of accounts, general intangibles and/or contract rights, Lender shall have the right to notify all obligors of any of the same that the same have been assigned to Lender and that all payments thereon are to be made directly to Lender, and to settle, compromise, or release, on terms acceptable to Lender, in whole or in part, any amounts owing on such accounts, general intangibles and contract rights, and to enforce payment and prosecute any action or proceeding with respect to same, and to extend the time of payment, make allowances and adjustments to and issue credits in the name of Lender or Borrower. Borrower will pay, as part of the Obligations secured hereby, all amounts, including but not limited to Lender’s reasonable attorneys’ fees, where permitted by applicable law, and all sums paid by Lender [i] for taxes, levies and insurance on, repair to, or maintenance of, the Collateral, and [ii] in taking possession of, disposing of, or preserving the Collateral, with interest on all of same at the Applicable Rate.  Lender may bid upon and purchase any or all of the Collateral at any public sale thereof.  Subject to the remedies restrictions regarding Intellectual Property set forth in Section 9 (3) of the Loan Agreement, Lender may dispose of all or any part of the Collateral in one or more lots and at one or more times and from time to time, and upon such terms and conditions, including a credit sale, as Lender determines in Lender’s sole discretion.  Lender may apply the net proceeds of any such disposition of the Collateral or any part thereof, after deducting all costs incurred in connection therewith, including Lender’s reasonable attorneys’ fees, and costs and expenses incidental to the holding, or preparing for sale, in whole or in part, of the Collateral, and with interest thereon at the Applicable Rate, in such order as Lender may elect, to the Obligations and any remaining proceeds shall be paid to Borrower or other party entitled thereto.

          9.     Termination.  This Agreement and the security interest and the rights of Lender hereunder shall terminate on the date that all of the Obligations have been paid in full or otherwise discharged to the complete satisfaction of Lender.  Within thirty (30) days of such termination, Lender shall, at the cost and expense of Borrower, execute and deliver for filing in each office where any financing statement relative to this Agreement shall have been filed, termination statements under the Uniform Commercial Code terminating Lender’s interests in the Collateral.

          10.     Notices.  Except for any notice required under applicable law to be given in another manner, any notice given under this Agreement shall be given in the manner stipulated by the Loan Agreement dated the date hereof to which Borrower and Lender are parties and which is one of the Loan Documents referred to in Schedule 1 to this Agreement, unless the recipient prior to the giving of such notice shall have advised the sender of the notice in accordance with this Section of a different address, in which case the notice shall be addressed to such different address.

          11.     Acknowledgments and Waivers.  Borrower agrees that the whole or any part of the Collateral and any other security now or hereafter held for any of the Obligations secured hereby may be exchanged, compromised or surrendered by the Lender from time to time; that any guarantor, now or hereafter, of any of the Obligations, and any pledgors of collateral now or hereafter for any of the Obligations may be released in whole or in part from time to time; that any of the Obligations may be renewed or extended or accelerated, in whole or in part from time to time; that any of the provisions of any of the Loan Documents or of any other instrument or agreement securing, guaranteeing or otherwise pertaining to the Obligations may be modified or waived on one or more occasions; and that Borrower and the Collateral pledged hereunder shall remain bound hereunder notwithstanding any such exchanges, compromises, surrenders, extensions, renewals, accelerations, indulgences or releases, all of which may be effective without notice to or further consent by Borrower and none of which shall affect the right of the Lender to pursue the remedies available to the Lender under this Agreement or otherwise.  The ability of Lender to pursue its remedies hereunder with respect to the Collateral shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person or entity or against any or all of the other security or liens available to the Lender for the payment of the Obligations secured hereby.  Borrower hereby waives any claim to marshalling of assets, any right to require that any action be brought against Borrower or any other person or entity prior to the exercise by Lender of its remedies with respect to the Collateral, and waives any right to require that resort be had to any security apart from the Collateral, or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person or entity prior to action by Lender hereunder to realize upon the Collateral.

          12.     Other Provisions and Conditions.

                    A.     Without limiting the generality of Section 1 hereof, the security interest created by this Agreement attaches to all types of property described therein and hereafter acquired by Borrower, whether as replacement for any of the Collateral or otherwise.

                    B.     This Agreement shall bind Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

                    C.     Time shall be of the essence in the performance by the Borrower of all the covenants, obligations and agreements of Borrower hereunder.

                    D.     The invalidity or unenforceability of any provision hereof shall not affect or impair the validity or enforceability of any other provisions of this Agreement.

                    E.     As used herein, as appropriate, the singular use includes the plural, and the plural includes the singular.

                    F.     All exhibits and schedules attached to this Agreement are an integral part hereof and are incorporated herein as though fully set forth at this point.

                    G.    No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, remedy or privilege vested in Lender by this Agreement shall operate as a waiver thereof, and any waiver by Lender shall only be effective if in writing and signed by an officer of Lender.

                    H.    No amendment or modification of any provision of this Agreement, nor consent to any departure by any party therefrom, shall be binding and effective unless the same shall be in writing and signed by a duly authorized representative of Lender, which writing shall be strictly construed.

                    I.     The several captions and section headings of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

                    J.     This Agreement contains the final, complete and exclusive agreement of the parties pertaining to its subject matter and supersedes all prior written and oral agreements pertaining thereto.

                    K.    This Agreement may be executed in any number of counterparts and by any combination of the parties to this Agreement in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Agreement, and it shall not be necessary in order to prove the execution and delivery of this Agreement by all of the parties to it to produce or account for any particular number of counterparts so long as the signature of each of the parties is affixed to at least one of those counterparts which are produced.

                    L.     The descriptions of the Collateral set forth in Exhibit A to this Agreement (and elsewhere in this Agreement unless the context requires otherwise), each shall have the meaning set forth for them in the Uniform Commercial Code as in effect in the Commonwealth of Kentucky on the date of this Agreement (the “UCC”).

          13.     Governing Law.  This Agreement was negotiated in the Commonwealth of Kentucky, the promissory note or notes secured by this Agreement were delivered by Borrower and accepted by Lender in the Commonwealth of Kentucky, and the proceeds of the promissory note or notes secured hereby were disbursed from the Commonwealth of Kentucky, which state Borrower and Lender agree has a substantial relationship to Borrower and Lender and to the underlying transactions in connection with which this Agreement was granted.  This Agreement, including matters of construction, validity and performance, and the obligations arising hereunder, shall be construed in accordance with and otherwise governed in all respects by the laws of the Commonwealth of Kentucky applicable to contracts made and performed in such state and any applicable law of the United States of America, except to the extent the UCC provides that matters of perfection and priority of the liens and security interests created by this Agreement shall be governed by the law of another state and except to the extent that enforcement of such liens and security interests in tangible Collateral is governed by the laws of the state in which such Collateral is located at the time enforcement is sought.

          14.          Consent to Jurisdiction and Venue.  Borrower hereby consents to the jurisdiction of any state or federal court located within the County of Fayette, Commonwealth of Kentucky, and irrevocably agrees that, subject to the Lender’s sole and absolute election, any case or proceeding relating to Title XI of the United States Code and any actions relating to the Obligations secured hereby shall be litigated in such courts, and the Borrower waives any objection Borrower may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.  Nothing contained in this Section shall affect the right of the Lender to bring any action or proceeding against the Borrower or the property of Borrower in the courts of any other jurisdiction.

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                              IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

LARGE SCALE BIOLOGY CORPORATION

By:	/s/ RONALD J ARTALE

(signature)

Name:	Ronald J Artale

(type or print)

Title:	Senior Vice President, COO, CFO

LARGE SCALE BIOPROCESSING, INC.

By:	/s/ RONALD J ARTALE

(signature)

Name:	Ronald J Artale

(type or print)

Title:	Senior Vice President, COO, CFO

KENTUCKY TECHNOLOGY, INC.

By:	/s/ JOHN B. PARKS

(signature)

Name:	John B. Parks

(type or print)

Title:	President

STATE OF CALIFORNIA

COUNTY OF SOLANO

          The foregoing instrument was acknowledged before me this 17th day of December, 2004, by Ronald J. Artale, as Senior Vice President, COO, CEO of Large Scale Biology Corporation, a Delaware corporation on behalf of the corporation.

          My commission expires: 8/21/2006

[Notary Seal]	/s/ Sharon J. Thomson

NOTARY PUBLIC

STATE OF CALIFORNIA

COUNTY OF  SOLANO

          The foregoing instrument was acknowledged before me this 17th day of December, 2004, by Ronald J. Artale, as Senior Vice President, COO, CEO of Large Scale Bioprocessing, Inc., a Delaware corporation on behalf of the corporation.

          My commission expires: 8/21/2006

[Notary Seal]	/s/ Sharon J. Thomson

NOTARY PUBLIC

COMMONWEALTH OF KENTUCKY

COUNTY OF FAYETTE

          The foregoing instrument was acknowledged before me this 17th day of December, 2004, by John B Parks, as President of Kentucky Technology, Inc., a Kentucky corporation, on behalf of the corporation.

          My commission expires: January 6, 2007

[Notary Seal]	/s/ Linda H. Haulk

NOTARY PUBLIC

SOME OF THE COLLATERAL DESCRIBED HEREIN IS OR WILL BE AFFIXED TO THE REAL ESTATE DESCRIBED IN EXHIBIT A AND THE SCHEDULES ATTACHED THERETO AND THIS DOCUMENT IS THEREFORE ALSO TO BE FILED AS A FIXTURE FILING IN THE OFFICE IN WHICH THE REAL ESTATE RECORDS ARE KEPT.

KENTUCKY MORTGAGE, LEASEHOLD MORTGAGE,
SECURITY AGREEMENT. ASSIGNMENT AND FIXTURE FILING

          THIS MORTGAGE, LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT and FIXTURE FILING (hereinafter referred to as this “Mortgage”) made and entered as of the 17th day of December, 2004 by and between Large Scale Bioprocessing, Inc., formerly known as Biosource Merger Corporation (“Mortgagor”), a Delaware corporation, with its principal office and place of business at 3700 Airpark Drive, Owensboro, Kentucky, 43301 and Kentucky Technology, Inc., a Kentucky corporation (the “Mortgagee”), with an office at 1501 Bull Lea Road, Lexington, Fayette County, Kentucky 40511.

W I T N E S S E T H:

          WHEREAS, pursuant to that certain Loan Agreement by and between Mortgagor and Mortgagee dated the date of this Mortgage (the “Loan Agreement”), Mortgagee has agreed to make a revolving credit loan to Mortgagor (the “Revolving Credit Loan”) evidenced by a revolving credit note in the principal amount of $2,900,000.00 from Mortgagor in favor of Mortgagee dated the date of this Mortgage (the “Note”).

          WHEREAS, to induce Mortgagee to extend credit to Mortgagor, Mortgagor desires to execute and deliver this Mortgage to Mortgagee pursuant to the Loan Agreement.

          NOW, THEREFORE, in order further to secure the payment of the aggregate principal amount of $2,900,000.00 and all sums due or to become due under the Loan Agreement, the Note and the other Loan Documents (as defined in the Agreement) including without limitation, any extensions or modifications thereof, as well as to secure the performance of all Mortgagor’s covenants and agreements contained in this Mortgage or any amendments thereof, and in consideration of the premises and the further sum of Ten Dollars ($10.00) to Mortgagor in hand well and truly paid by Mortgagee at and before the delivery hereof, the receipt and sufficiency of which is hereby acknowledged, Mortgagor has granted, bargained and sold, mortgaged, conveyed, aliened, released, confirmed, assigned, transferred, set over, and granted a security interest in and by these presents does grant, bargain and sell, mortgage, convey, alien, release, confirm, assign, transfer, set over and granted a security interest unto Mortgagee, its successors and assigns, Mortgagor’s interest in that certain tract of land in Daviess County, Kentucky more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”) and in any leases or leasehold estates related to the Land (the “Leases”).

          TOGETHER with all the right, title and interest of Mortgagor, now owned or hereafter acquired, in and to all tenements, hereditaments, appurtenances and all the estates and rights of Mortgagor in and to the Land.

          TOGETHER with all the right, title and interest of Mortgagor, now owned or hereafter acquired, in and to all roads, public or private, and public places, opened or proposed, adjoining the Land, and all easements and rights-of-way, public or private, now or hereafter used in connection with the Land.

          TOGETHER with all the right, title and interest of Mortgagor, now owned or hereafter acquired, in and to all surface rights and easements, in or pertaining to the Land.

          TOGETHER with all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the extent of the interest of Mortgagor therein, now or hereafter acquired.

          TOGETHER with all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any and all sidewalks and alleys, and all strips and gores of land, adjacent to or used in connection with the Land.

          TOGETHER with all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to all buildings, structures and improvements (the “Improvements”) of every kind and description now or hereafter erected or placed on the Land.

          TOGETHER with all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to [i] all fixtures (“Fixtures”) heretofore or hereafter placed on the Land and [ii] to the extent owned or possessed by Mortgagor, all machinery and equipment (“Equipment”), located on the Land or within the Improvements, and all attachments, accessories, and parts used or intended to be used with any of such Equipment or Fixtures whether now or hereinafter installed therein or thereon or affixed thereto as well as all substitutes and replacements thereof in whole or in part, and [iii]  all cash and noncash proceeds (including insurance policies and proceeds) and all guaranties, claims, rights, remedies and privileges relating to any or all of the items listed in [i] and [ii] above.

          TOGETHER with all right, title and interest of Mortgagor, now owned or hereafter acquired, in all reversions, remainders, easements, rents, issues and profits arising or issuing from the Land and from the Improvements thereon, including, but not limited to, the rents, royalties, issues and profits arising or issuing from all leases and subleases now or hereafter entered into covering all or any part of the Land and for the Improvements, including, without limitation, all royalties, accounts receivable, maintenance, tax and insurance contributions, percentage rents, minimum rents, any damages or awards following suit or arbitration damages following default, capital reserve funds, any sums to which Mortgagor may become entitled in any court proceedings involving the bankruptcy, insolvency or reorganization of any tenants or operators of the Land; any guaranties of any rents, royalties, income and profits due or to become due under any lease, and any proceeds payable under any policy of insurance covering loss of rents under any lease for any cause, all of which leases, subleases, rents, issues and profits are hereby assigned (collectively, the “Rents”) and, if requested by Mortgagee, shall be caused to be further assigned to Mortgagee by Mortgagor. The foregoing assignment shall include without limitation, cash or securities deposited under leases to secure performance by tenants or operators of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more installments of rent coming due prior to the expiration of such terms. The foregoing assignment is intended by Mortgagor and Mortgagee to create and shall be construed to create an absolute, unconditional and presently effective assignment to Mortgagee of all of Mortgagor’s right, title and interest in the Rents and shall not be deemed to create merely a security interest therein for the payment of any indebtedness or the performance of any obligations of Mortgagor evidenced by the Loan Agreement, the Note and the other Loan Documents. Mortgagee is hereby irrevocably appointed attorney-in-fact for Mortgagor to collect such rents, issues and profits after default by Mortgagor, such power being coupled with an interest. Mortgagor will execute and deliver to Mortgagee on demand such assignments and instruments as Mortgagee may require to implement, confirm, maintain and continue the assignment hereunder.

          TOGETHER with all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any and all awards, damages, payments and other compensation and any and all claims therefor and rights thereto that may result from taking or injury by virtue of the exercise of the power of eminent domain of or to, or any damage, injury or destruction in any manner caused to, the Land, the Improvements, or any part thereof, or from any change of grade or vacation of any roadway abutting thereon, all of which awards, damages, payments, compensation, claims and rights are hereby assigned, transferred and set over to Mortgagee on behalf of Mortgagee to the fullest extent that Mortgagor may under the law so do. Mortgagee is hereby irrevocably appointed attorney-in-fact for Mortgagor to settle for, collect and receive any such awards, damages, payments and compensation from the authorities making the same, to appear in and prosecute any proceeding therefor, and to give receipts and acquittance therefor.

          TOGETHER with all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to rights and claims arising under and by virtue of the covenants of warranty contained in those deeds conveying the Land to Mortgagor.

          ALL of which property and rights therein hereinabove described or mentioned and all of which collateral is now existing or hereafter arising, now owned or hereafter acquired, due or to become due, including proceeds, products, and insurance proceeds to secure payment of all indebtedness of Mortgagor to Mortgagee now existing or hereafter arising, being hereinafter collectively called, the “Property”.

          BUT THIS CONVEYANCE is to secure the payment of the Debt (as hereinafter defined) and performance of the other obligations of Mortgagor referred to herein.

          And without limiting any of the other provisions of this Mortgage, Mortgagor, as debtor, and to the extent it has rights therein, expressly grants unto Mortgagee, a security interest in all those portions of the Property that may be subject to the Uniform Commercial Code (the “Code”) provisions applicable to secured transactions under the laws of any state and this Mortgage shall constitute a Security Agreement under the Code.

          TO HAVE AND TO HOLD the same unto Mortgagee, its successors and assigns, forever.

          PROVIDED, HOWEVER, that if Mortgagor shall pay to Mortgagee the Debt (as hereinafter defined), and shall keep and perform each of its other covenants, conditions and agreements set forth herein and in the Loan Agreement, the Note, and the other Loan Documents, upon the termination of all obligations, duties and commitments of Mortgagor under the Loan Agreement, the Note, and the other Loan Documents, this Mortgage and the estate hereby granted and conveyed shall become null and void.

          This conveyance is intended as a Mortgage and is given for the purpose of securing payment of the Debt and performance of the other obligations of Mortgagor referred to above.

          This Mortgage is executed and delivered subject to the following covenants, conditions and agreements.

          1.     Definitions. Words and terms defined in the Loan Agreement shall, unless the context hereof clearly requires otherwise, have the same meanings herein as therein provided.

          2.     Debt Secured. “Debt” means, collectively, [i] all indebtedness, whether for principal, interest, fees, expenses or otherwise, of Mortgagor to Mortgagee incurred in connection with the Loan Agreement, the Note, and the other Loan Documents, as the same may from time to time be amended, together with any and all extensions, renewals, refinancings or refundings thereof in whole or in part, and [ii] all costs and expenses, including without limitation, to the extent permitted by law, reasonable attorneys’ fees and legal expenses, incurred by Mortgagee in the collection of any of the indebtedness referred to in clause [i] above, and [iii] any advances made by Mortgagee for the maintenance, preservation, protection or enforcement of, or realization upon, any property or assets now or hereafter made subject to a mortgage, pledge, lien or security interest granted pursuant to this Mortgage or pursuant to any agreement, instrument or note relating to any of the Debt, including without limitation advances for taxes, insurance, repairs and the like; without limiting any of the foregoing, THIS INSTRUMENT SECURES THE LOAN AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS together with interest on the principal sums hereby secured, and taxes, insurance premiums and other obligations, including interest thereon undertaken by Mortgagee herein or in any other agreement securing or otherwise pertaining to all indebtedness evidenced or guaranteed by the Loan Agreement, the Note, and the other Loan Documents.

          3.     Impositions and Other Charges.

                  A.     Duty to Pay. Until payment in full of the Debt and termination of all obligations, duties and commitments of Mortgagor under the Loan Agreement, the Note, and the other Loan Documents, Mortgagor will, except as otherwise provided in the Loan Agreement, [i] at least five (5) days prior to the date on which any interest or penalties shall commence to accrue thereon, pay, discharge and, upon the request of Mortgagee furnish to Mortgagee copies of (unless originals are requested by Mortgagee) proper receipts for all taxes, general and special, water and sewer rent charges, excise levies, vault and other license or permit fees, city taxes, transit taxes, levies and assessments of every kind and all charges for utilities and utility services, and that may have been or may hereafter be charged, assessed, levied, confirmed, imposed upon, or accrue or become due and payable out of, or in respect to, or against, the Property, or any part thereof, or any appurtenances thereto (collectively, the “Impositions”), by any lawful authority or public utility, or that may become a lien thereon, unless the same shall have been fully paid to Mortgagee as provided in Subparagraph 3.B hereof, [ii] pay all ground rents reserved from the Property and pay and discharge all mechanics’ liens that may be filed against the Property, [iii] pay and discharge any documentary, stamp or other tax, including interest and penalties thereon, if any, now or hereafter becoming payable hereon, [iv] provide, renew and keep in force by paying the. necessary premiums and charges thereon such policies of hazard and liability insurance upon the Property as are required by Mortgagee.

                  B.     Proof of Payment. Unless the same shall have been fully paid to Mortgagee as provided in Subparagraph 3.B hereof, Mortgagor, upon the written request of Mortgagee, will furnish or will cause to be furnished to Mortgagee within thirty (30) days after the date when any Impositions would become delinquent, official receipts of the appropriate taxing authority or other authority to which the charge is payable, or other evidences reasonably satisfactory to Mortgagee evidencing the payment thereof.

                  C.     Evidence of Payment. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition, of nonpayment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

          4.     Risk of Loss: Insurance. Risk of loss or, damage to or destruction of the Property is and shall remain upon Mortgagor. If Mortgagor fails to effect and keep in force insurance covering the Property as required by Mortgagee, or fails to pay the premiums thereon when due, Mortgagee may do so for the account of Mortgagor. Mortgagor hereby assigns and sets over to Mortgagee all monies that may become payable on account of all insurance covering the Property including without limitation any return of unearned premiums that may be due upon cancellation of any such insurance, and directs the insurers to pay directly to Mortgagee any amount so due. Mortgagee is hereby irrevocably appointed the attorney-in-fact of Mortgagor to endorse any draft or check that may be payable to Mortgagor in order to collect the proceeds of such insurance or any return of unearned premiums that Mortgagee is entitled to collect under this paragraph. Mortgagee shall apply such proceeds of all casualty insurance in accordance with the provisions of Paragraph 17 of this Mortgage. Mortgagee may deduct from such proceeds any expense incurred by Mortgagee in collecting the same (including counsel fees).

          5.     Property Maintenance. Alterations, Improvements. Mortgagor shall maintain the Property and all buildings and improvements subject to this Mortgage in good working order and condition, ordinary wear and tear excepted, and shall not commit or suffer waste. Mortgagor shall not remove or destroy any Improvement on the Property that has a cost or fair market value in excess of $50,000.00 without the prior written consent of Mortgagee. In no event shall Mortgagor undertake any alteration or addition to the Property that reduces the economic value of the Property. Mortgagee shall have the right to enter upon the Property at any reasonable hour on twenty-four (24) hours prior written notice for the purpose of inspecting the order, condition and repair thereof.

           6.     Location of Personal Property. The personal property covered by this Mortgage is located in the counties in the State of Kentucky more particularly described on Exhibit A to this Mortgage or in another county in which Mortgagee has a prior perfected security interest in such personal property has been granted to Mortgagee. Except as otherwise permitted under the Loan Agreement, Mortgagor will not move (except to any county in which Mortgagee has a perfected security interest in such items of personal property), remove, transfer, sell, convey or otherwise assign any of the items of personal property included in the Property until the Debt secured hereby is paid in full.

          7.     Compliance with Laws. Mortgagor has complied with, is complying with, and shall continue to comply with, in all material respects, all applicable statutes, ordinances, regulations and orders of each governmental authority having jurisdiction over it, the Property or its operations thereon.

          8.     Further Assurances. Mortgagor will, from time to time, make, do, execute and acknowledge, as the situation may require from time to time, such further acts, deeds, conveyances, mortgages, security agreements, financing statements, continuation statements and other assurances in law as may be required for the purpose of effectuating the intent hereof and for better assuring and confirming to Mortgagee, its successors and assigns, the lien and security interest created by this Mortgage.

          9.     Failure to Pay Impositions and Other Charges: Protection of Property. Except as otherwise permitted in the Loan Agreement, in the event Mortgagor neglects or refuses to pay or cause to be paid the charges mentioned in Paragraph 3 of this Mortgage, or fails to maintain the buildings and Improvements as aforesaid, Mortgagee may do so, add to the Debt the cost thereof, and collect the same as part of said Debt. Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee may deem advisable [i] to prevent any impairment of the Property by any acts that may be unlawful or any violation of this Mortgage, [ii] to preserve or protect its interest in the Property, and [iii] to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee’s interests.

          10.   Prohibition of Liens: Debt. Mortgagor will pay, or bond, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others that, if unpaid, might result in, or permit the creation of, a lien on the Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom. Mortgagor will do everything necessary so that the lien and priority hereof shall be fully preserved, at the cost of Mortgagor, without expense to Mortgagee.

          Mortgagor will not, without the written consent of Mortgagee, create or suffer to be created any security interest under the Code, together with any amendments or supplements thereto, or other encumbrances in favor of any party other than Mortgagee, or create or suffer any reservation of title by any such other party, with respect to any fixtures or property, nor shall any such fixtures or property be the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in any of such property is held by any person or entity other than Mortgagor (or Mortgagee as provided herein). All such fixtures and property shall be purchased for cash or in such manner that no lien shall be created thereon except the lien of this Mortgage, unless Mortgagee shall agree in writing to the contrary before a contract to purchase any such fixtures and property is executed.

          11.   Subrogation to Prior Lienholder. In the event Mortgagor pays any prior lien from the proceeds of the Loan, Mortgagee shall be subrogated to the rights of the holder of such prior lien as fully as if such lien had been assigned to Mortgagee.

          12.   Prohibition of Assumption. Transfer. Mortgagor hereby warrants and covenants that it is the lawful owner of the Property, that Mortgagor has good right and lawful authority to convey and encumber the same, that the Property is free and clear from all liens and encumbrances except for liens in favor of Mortgagee and liens permitted under the Loan Agreement, and that it will warrant and defend such title to the Property against the claims of all persons whomsoever. Except as disclosed in the Loan Agreement or otherwise permitted under the Loan Agreement, Mortgagor shall not create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease intended as security, or any agreement to give any financing statement under the Code) on the Property or any other part of the collateral mentioned above. Except as disclosed in the Loan Agreement or otherwise permitted under the Loan Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, lease, transfer or otherwise dispose of any of the Property or all or a substantial portion of its assets, or liquidate or consolidate with or merge with or into any entity.

          13.   Priority of Lien. This Mortgage shall be prior and superior in right and lien to any and all leases of a part or the whole of the Property except for liens or encumbrances disclosed in the Loan Agreement or otherwise permitted under the Loan Agreement. Except as otherwise provided herein or in the Loan Agreement, Mortgagor shall not create or permit to accrue upon all or any part of the Property any debt, lien or charge except the lien of this Mortgage and shall promptly pay and discharge any lien or charge whatsoever that by any present or future law may be or become superior to, or on a parity with, this Mortgage, either in lien or in distribution out of the proceeds of any judicial sale of the Property, or any part thereof, and any lien or charge not permitted by Paragraph 11.

          14.   Default.

                  A.     Default and Remedies. If an Event of Default (as defined in the Loan Agreement) shall occur and be continuing or shall exist, the entire unpaid balance of the principal, the accrued interest, and all other sums evidenced by the Loan Agreement, the Note, and the other Loan Documents or evidenced or secured by this Mortgage shall, at the option of Mortgagee, become immediately due and payable without notice or demand, and in the event of any such Event of Default, Mortgagee may forthwith, and without further delay, undertake any one or more of the following:

          [1]   Foreclosure. Institute an action of mortgage foreclosure, or take such other action as the law may allow, at law or in equity, for the enforcement thereof and realization on the mortgage security or any other security that is herein or elsewhere provided for, and proceed thereon to final judgment and execution thereon for the entire unpaid balance of the principal indebtedness, with interest, at the rates and pursuant to the methods of calculation specified in the Loan Agreement, the Note, and the other Loan Documents and this Mortgage to the date of default and thereafter at the rate provided in the Loan Agreement, the Note and the other Loan Documents, together with all other sums secured by this Mortgage, all costs of suit, interest at the rates and pursuant to the methods of calculation specified in the Loan Agreement, the Note, and the other Loan Documents and this Mortgage on any judgment obtained by Mortgagee from and after the date of sale of the Property (which may be sold in one parcel or in such parcels, manner or order as Mortgagee shall elect) until actual payment is made of the full amount due Mortgagee, and reasonable attorneys’ fees, without further stay, any law, usage or custom to the contrary notwithstanding;

          [2]   Entry. Without application to any court with the irrevocable consent of Mortgagor, which consent is evidenced by Mortgagor’s execution of this Mortgage, Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Property, and each and every part thereof, and may exclude Mortgagor, its agents and servants wholly therefrom without liability for trespass, damages or otherwise and Mortgagor agrees to surrender possession to Mortgagee on demand after the happening of any Event of Default; and having and holding the same, may use, operate, manage and control the Property and conduct the business  located at the Land and Improvements, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of Mortgagor or the Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Property whereof it shall become possessed as aforesaid, may complete the construction of the buildings, structures and improvements and in the course of such completion may make such changes in the contemplated or completed buildings, structures and improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of Mortgagor, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may deem advisable; and in every such case Mortgagee shall have the right to manage and operate the Property and to carry on the business  related to the real property and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and in addition to Mortgagee’s right to collect all earnings, revenues, rents, royalties, issues, profits and income prior to taking possession of the Property, Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, royalties, issues, profits and income of the Property located at the Land and Improvements and every part thereof, and after deducting the expenses of conducting  that business  and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Property or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Mortgagee shall apply the moneys arising as aforesaid to the payment of the Debt. Should Mortgagee collect all earnings, revenues, rents, royalties, issues, profits and income from the Property, the moneys so collected shall not be substituted for payment of the Debt nor can they be used to cure the default, without prior written consent of Mortgagee.

          [3]   Receivership. Have a receiver appointed to enter into possession of the Property, collect the earnings, revenues, rents, issues, profits and income therefrom and apply the same as the court may direct. Mortgagee shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Mortgagor or any other person who may be legally or equitably liable to pay moneys secured hereby and Mortgagor and each such person shall be deemed to have waived such proof and to have consented to the appointment of such receiver. Should Mortgagee or any receiver collect earnings, revenues, rents, issues, profits or income from the Property, the moneys so collected shall not be substituted for payment of the Debt nor can they be used to cure the default, without the prior written consent of Mortgagee. Mortgagee shall be liable to account only for earnings, revenues, rents, issues, profits and income actually received by Mortgagee.

          [4]   Sale of Personal Property. Mortgagee shall have such rights and remedies in respect of so much of the Property as may, under applicable law, be personal property, or any part thereof, as are provided by the Code and such other rights and remedies in respect thereof that it may have at law or in equity or under this Mortgage, including without limitation the right to take possession of the Property wherever located and to sell all or any portion thereof at public or private sale, without prior notice to Mortgagor, except as otherwise required by law (and if notice is required by law, after 10 days, prior written notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Mortgagee in its sole discretion may determine. Mortgagee shall apply the proceeds of any such sale to the payment of the Debt. Upon the occurrence of any Event of Default, Mortgagor, upon demand by Mortgagee, shall promptly assemble any equipment and fixtures included in the Property and make them available to Mortgagee at a place to be designated by Mortgagee that shall be reasonably convenient to Mortgagee and Mortgagor.

          [5]   Sale of the Property. Mortgagee may sell any of the Property, not specifically designated as personal property and subject to Subparagraph [4] above, in such a manner as it deems appropriate and in accordance with any applicable law. Mortgagee shall apply the proceeds of any such sale first to the payment of the Debt.

          [6]   Additional Rights and Remedies: Not Exclusive. In addition to all the foregoing, Mortgagee shall have such other rights as the law allows in the pursuit of the foregoing specified remedies and shall have such other remedies as the law allows for the realization of security interests herein granted. The rights and remedies herein provided to Mortgagee shall be cumulative and not alternative and are not exclusive of any other remedies that may be available to Mortgagee, whether at law, in equity, or otherwise.

                    B.     Rights in Pursuit of Remedies. Upon the occurrence of an Event of Default, Mortgagee in pursuance of the foregoing remedies, or in addition thereto, [i] shall be entitled to resort to its security for the payment of the sums secured hereby in such order and manner as Mortgagee may think fit without impairing Mortgagee’s lien in, or rights to, any of such security and without affecting the liability of any person, firm or corporation for the sums secured hereby, except to the extent that the Debt shall have been reduced by the actual monetary consideration, if any, received by Mortgagee from the proceeds of such security; [ii] may, in Mortgagee’s sole discretion, release for such consideration, or no consideration, as Mortgagee may require, any portion of the Property without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage, or the priority thereof, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Debt shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release; and/or [iii] may accept the assignment or pledge of any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienor.

                    C.     Waiver. Mortgagor hereby waives and releases [i] all errors, defects and imperfections in any proceedings instituted by Mortgagee under this Mortgage, [ii] all benefits that might accrue to Mortgagor by virtue of any present or future laws exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, [iii] all benefits that might accrue to Mortgagor from requiring valuation or appraisement of any party of the Property levied or sold on execution of any judgment recovered for the Debt, and [iv] all notices not herein elsewhere specifically required, of Mortgagor’s default or of Mortgagee’s exercise of, or election to exercise, any option under this Mortgage. Mortgagor further agrees to waive the issuance and service of process and enter its voluntary appearance in any action, suit or proceeding brought in connection with any Event of Default and, if required by Mortgagee, to consent to the appointment of a receiver or receivers of the Property and of all the earnings, revenues, rents, issues, profits and income thereof. Mortgagor will not at any time insist upon, or plead, or in any manner whatever, claim or take any benefit or advantage of any right under any statute heretofore or hereafter enacted to redeem the property so sold, or any part thereof, and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may do so, all right to have the Property marshalled upon any foreclosure hereof.

                    D.     Injunctive Relief. In the event of any breach or threatened breach by Mortgagor of any of the covenants, agreements, terms or conditions contained in the Loan Agreement, the Note, the other Loan Documents or this Mortgage, Mortgagee shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though other remedies were not provided for in this Mortgage.

                    E.     Continued Lien of Mortgage. No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

                    F.     Subordination of Tenants’ Rights Under Leases. In the event that Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose this Mortgage, subject to the rights of any tenants of the Property if Mortgagee elects that this Mortgage shall be subordinate to rights of tenants, and the failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Debt or any deficiency remaining unpaid after the foreclosure sale of the Property.

                    G.     Discontinuance of Proceedings: Position of Parties Restored. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, any such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then in every such case Mortgagor and Mortgagee, shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had occurred or had been taken.

          15.     Application of Proceeds of Foreclosure. Mortgagee shall apply the proceeds of any foreclosure sale of or other disposition or realization upon, or rents or profits from, the Property:

                    A.     First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of Mortgagee (including, without limitation, the reasonable fees and costs of counsel and agents incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Mortgage or in the collection of the obligations of Mortgagor under the Loan Agreement, the Note, and the other Loan Documents;

                    B.     Second, in satisfaction of the Debt, whether for principal, interest or expenses in such order as Mortgagee shall designate; and

                    C.     Third, the balance, if any, to be distributed as required by law.

          If the proceeds from any such sale of or other disposition or realization upon the Property are insufficient to pay the Debt, Mortgagor shall remain liable for such deficiency.

          16.     Rents.

                    A.     All Rents shall constitute property of Mortgagee; provided, however, that only such amounts as are applied to the Debt shall be deemed as payments against the Debt. During the term of the loans, the Rents shall not constitute property of Mortgagor (or any estate of Mortgagor) within the meaning of section 541 of the United States Bankruptcy Code (11 U.S.C. § 541), as amended from time to time.

                    B.     Notwithstanding anything contained herein to the contrary, provided no Event of Default exists, Mortgagor shall have the right under a license granted hereby to collect, receive and retain the Rents, but no Rents shall be collected in advance of the due date thereof.

          17.     Casualty Loss.

                    A.     Notice to Mortgagee. In case of casualty resulting in damage or destruction to the Property, Mortgagor shall promptly give written notice thereof to Mortgagee.

                    B.     Restoration of Property. Unless insurance proceeds are applied to reduce the Debt, then, regardless of the amount of any such damage or destruction, Mortgagor shall at its sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace, rebuild or alter the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction or with such changes or alterations as may be made at Mortgagor’s election in conformity with and subject to the conditions of Paragraph 5 hereof. Such restoration, repairs, replacements, rebuilding or alteration shall be commenced promptly and prosecuted with reasonable diligence. If [i] estimates received, and/or made, by Mortgagee disclose that the cost or restoration would be in excess of the amount of the insurance proceeds available therefor, or [ii] during the period of restoration by Mortgagor the amount of the insurance proceeds shall not be sufficient to complete such restoration, then in either of such events, Mortgagor shall deposit with Mortgagee the amount required to complete such restoration or such other security as shall be satisfactory to Mortgagee.

                    C.     Application of Proceeds. All proceeds of and payments under insurance policies with respect to any casualty event shall be paid to Mortgagee and applied by Mortgagee first to payment of the actual costs, fees and expenses, if any, incurred by Mortgagee in connection with adjustment of the loss and settlement with the insurance company. The remainder of such insurance proceeds shall be applied by Mortgagee, either [i] in reduction of the outstanding Debt, or [ii] to the payment of the cost of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs and the cost of protection of property pending the completion of permanent restoration, repairs, replacement, rebuilding or alterations (all of which temporary and permanent repairs, restoration, replacement, rebuilding, alterations and protection of property are hereinafter collectively referred to as the “restoration’).

                    D.     Advancement of Proceeds. If under the provisions of this Paragraph, insurance proceeds are to be applied to the cost of restoration, Mortgagee shall hold such insurance proceeds, together with any amounts deposited with Mortgagee pursuant to Subparagraph 17.B hereof, and advance the same for application to the cost of the restoration from time to time as the restoration progresses. Such funds will be advanced upon the written request of Mortgagor and upon Mortgagor’s compliance with such reasonable requirements therefor as Mortgagee shall impose. Upon completion of all of the restoration in a good and workmanlike manner and substantially in accordance with any plans and specifications therefor that Mortgagee may have required, and upon receipt by Mortgagee of evidence satisfactory to Mortgagee that the restoration has been completed and that the Property is not and will not become subject to any mechanic’s or materialmen’s liens on account of the restoration or any part thereof, any balance of the insurance proceeds or sums deposited with Mortgagee pursuant to Subparagraph 17.B hereof and not applied to the cost of restoration shall be applied to reduce the Debt, and any balance remaining after repayment of the Debt shall be paid over to Mortgagor.

                    E.     Effect of Default. Notwithstanding any provision of this Paragraph to the contrary, if at any time during any restoration of the Property, an Event of Default shall exist, Mortgagee shall have no obligation to continue to apply insurance proceeds to restoration and may apply such insurance money to reduction of the Debt.

                    F.     No Postponement, Abatement of Scheduled Installments. In no event shall the application to the obligation of Mortgagor, whether or not then due or payable, of any insurance proceeds postpone, abate or reduce any of the periodic installments of principal and interest thereafter to become due under the Debt until the Debt is completely satisfied and paid in full. If Mortgagee shall acquire title to the Property either by virtue of a deed in lieu of foreclosure or a judicial sale thereof pursuant to proceedings under this Mortgage, then all of Mortgagor’s estate, right, title and interest in and to all such policies, including unearned premiums thereon and the proceeds thereof, shall vest in Mortgagee.

          18.     Condemnation.

                    A.     Notice. Right to Participate. Mortgagor shall give Mortgagee immediate notice of any actual or threatened commencement of condemnation proceedings or the exercise of the right of eminent domain. In the event that the Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (hereinafter called collectively, “condemnation proceedings”), Mortgagee may on behalf of Mortgagor participate in any such condemnation proceedings and may on behalf of and with the concurrence of Mortgagor adjust, contest, accept, reject or compromise any proposed award and collect and, without the concurrence of Mortgagor, may receive the proceeds thereof and endorse drafts, and Mortgagee is hereby irrevocably appointed attorney-in-fact of Mortgagor for such purposes, such power being coupled with an interest. The decision of Mortgagee with the concurrence of Mortgagor with regard to the adjustment, contest, acceptance, rejection or compromise of any proposed award issued in connection with any condemnation proceedings shall be binding upon Mortgagor. The award that may be made in any such proceeding or the proceeds thereof shall be deposited with Mortgagee and distributed in the manner set forth in this Paragraph. The parties agree to execute any and all further documents that may be required in order to facilitate collection of any award or awards and the making of any such deposits with Mortgagee.

                    B.     Condemnation of All or Material Part of Property. If at any time during the term of this Mortgage title to the whole or a material part of the Property shall be taken in condemnation proceedings or by agreement between Mortgagor and Mortgagee and those authorized to exercise such right, Mortgagee shall apply such award or proceeds that it receives pursuant to Subparagraph 18.A hereof to payment of the Debt and any balance then remaining shall be paid to Mortgagor. In the event that the amount of the award or proceeds received by Mortgagee shall not be sufficient to pay the Debt, Mortgagor shall, within  thirty(30) days after the application of the award or proceeds as aforesaid, pay or cause to be paid such deficiency to Mortgagee. For the purposes of this Subparagraph 18.B, “a material part” shall be deemed to have been taken if the portion of the Property taken shall preclude, in Mortgagee’s  reasonable judgment, the effective use of the Property as an economically viable unit for the permitted purposes for which Mortgagor utilizes such Property.

                    C.     Condemnation of Less than Material Part of Property. If at any time during the term of this Mortgage title to a portion of the Property that does not constitute “a material part” of the Property shall be taken as aforesaid, all of the award or proceeds collected by Mortgagee pursuant to Subparagraph 18.A hereof, shall, [i] be applied to reduce the Debt or [ii] be held by Mortgagee, and applied and paid over toward the costs of demolition, repair and restoration, substantially in the same manner and subject to the same conditions as those provided in Paragraph 17 hereof with respect to insurance and other monies. Any balance remaining in the hands of Mortgagee after payment of such costs of demolition, repair and restoration shall be retained by Mortgagee and applied in reduction of the Debt. In the event that the costs of such demolition, repairs and restoration shall exceed the new amount collected by Mortgagee, Mortgagor shall pay the deficiency.

                    D.     Temporary Use or Taking. If at any time during the term of this Mortgage the temporary use of the whole or any part of the Property shall be taken in condemnation proceedings, all of the award or proceeds collected by Mortgagee pursuant to Subparagraph 17.A hereof shall be held by Mortgagee and applied by Mortgagee toward the payment of the monthly interest payment or of the monthly payments of principal and interest due on the Debt until such time as the Debt is completely satisfied and paid, except that, if such taking by condemnation proceedings results in changes and alterations to the Property or any part thereof that would necessitate an expenditure to restore the Property or any part thereof to its former condition, then such portion of the award or proceeds as in Mortgagee’s reasonable estimation shall be necessary to cover the cost of restoration shall at the option of Mortgagee be retained by Mortgagee, without application as aforesaid, and be applied and paid over toward the restoration of the Property, or any part thereof, to its former condition in substantially the same manner and subject to the same conditions as those provided in Paragraph 17 hereof with respect to insurance and other monies. In the event that the costs of such restoration shall exceed the net amount collected by Mortgagee, Mortgagor shall pay or cause to be paid the deficiency.

                    E.     Reimbursement of Costs, Fees and the Like. In the case of any taking covered by the provisions of this Paragraph, Mortgagor shall be entitled as a first priority to reimbursement out of any award or awards for all reasonable costs, fees, and expenses incurred in the determination and collection of any such awards.

                    F.     Payments Pending Receipt of Award. Notwithstanding any taking by condemnation proceedings, Mortgagor shall continue to pay interest on the Debt at the rates provided in the Note until any such award or payment shall have been actually received by Mortgagee and applied to the principal sum as provided in this Paragraph, if it is to be so applied under this Paragraph. Any reduction in the principal sum resulting from Mortgagee’s application of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such application. If prior to Mortgagee’s receipt of such award or payment the Property shall have been sold to Mortgagee or its nominee on foreclosure of this Mortgage, Mortgagee shall have the right to receive and retain the entire award or payment.

                    G.     No Postponement or Abatement of Scheduled Installments. In no event shall the application to the Debt of any payment to Mortgagee pursuant to this Paragraph postpone, abate or reduce any of the periodic installments of principal or interest thereafter to become due under the Loan Agreement, the Note, and the other Loan Documents until such amounts are paid in full.

          19.     Indemnity for Costs. Mortgagor will indemnify against, and on demand repay Mortgagee for any loss, damage, expense, or reasonable attorneys’ fees that may be incurred by reason of any action or proceeding affecting the Property or the title thereto or Mortgagee’s interest under this Mortgage to which Mortgagee is made a party (by intervention or otherwise).

          20.     Change in Mortgage Tax Laws. In the event of the passage after the date of this Mortgage of any law of the State of Kentucky deducting from the value of the Property for the purpose of taxation any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Mortgagee, then and in such event, Mortgagor shall bear and pay the full amount of such taxes.

          21.     Intentionally omitted.

          22.     No Merger. Unless Mortgagee shall expressly consent in writing, neither fee title nor any other estate shall, under any circumstances, be deemed to merge with any of the Leases, notwithstanding the union of any of the Leases and fee title or other estate, either in any lessor under any of the Leases, in Mortgagor or in a third party by purchase or otherwise. Should Mortgagor acquire fee title to any of the Property, such fee ownership or interest therein shall immediately become subject to the lien of this Mortgage, and Mortgagor shall promptly execute and deliver any instruments the Bank may reasonably require to effect and perfect such lien.

          23.     Bankruptcy Protection. If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code, Mortgagor shall not seek to reject any of the Leases without Mortgagee’s prior written consent. Mortgagor hereby assigns and transfers to Mortgagee all of its right to apply to the bankruptcy court under Section 365(d) (4) of the Bankruptcy Code for an order extending the period during which the Leases may be rejected or assumed.

          24.     Agreements Continuing. Absolute. The agreements and obligations of Mortgagor hereunder are continuing agreements and obligations, and are absolute and unconditional irrespective of the genuineness, validity or enforceability of the Loan Agreement, the Note, the other Loan Documents or any other instrument or instruments now or hereafter evidencing the Debt or any other agreement or agreements now or hereafter entered into by Mortgagee and Mortgagor pursuant to which the Debt or any part thereof is issued or of any other circumstance that might otherwise constitute a legal or equitable discharge of such agreements and obligations; without limitation upon the foregoing, the agreements and obligations of Mortgagor shall not in any such way be affected by [i] any renewal, refinancing or refunding of the Debt in whole or in part, [ii] any extension of the time of payment of the amounts due and owing under the Loan Agreement, the Note, the other Loan Documents or any other instrument or instruments now or hereafter evidencing the Debt or any part thereof, [iii] any amendment to or modification of the terms of the Loan Agreement, the Note, the other Loan Documents or other instrument or instruments now or hereafter evidencing the Debt or any part thereof or any other agreement or agreements now or hereafter entered into by Mortgagee and Mortgagor pursuant to which the Debt or any part thereof is issued or secured, [iv] any substitution, exchange or release of, or failure to preserve, perfect or protect, or other dealing in respect of, the Property or any other property or any security for the payment of the Debt or any part thereof, [v] any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Mortgagor or [vi] any other matter or thing whatsoever whereby the agreements and obligations of Mortgagor hereunder would or might otherwise be released or discharged.

          25.     Partial Invalidity. The invalidity per se or in any application of any one or more paragraphs of this Mortgage or any part of any thereof shall not affect the remaining portions of this Mortgage, all of which are inserted conditionally on their being held valid in law.

          26.     Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Mortgage must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Mortgage and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received. All notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties. A copy of any notice of Mortgagee’s sale under this Mortgage shall be served on Mortgagor by certified mail, return receipt requested, directed to the address stated below.

If to Mortgagor:	Large Scale Bioprocessing, Inc.
3700 AirPark Drive
Owensboro, KY 43301
(270) 926-2405 - Telephone
(270) 926-2385 - Fax

and copy to:	Gerald B. Sweeney
Sweeney Lev
460 Bloomfield Avenue, Suite 200
Montclair, NJ 07042
(973) 509-1800 - Telephone
(973) 509-1074 - Fax

It to Mortgagee:	Kentucky Technology, Inc.
1501 Bull Lea Road
Lexington, KY 40511
(859) 254-5454 - Telephone
(859) 253-1112 - Fax

and copy to:	Clifton B. Clark
Dinsmore & Shohl LLP
250 West Main Street, Suite 1400
Lexington, KY 40507
(859) 425-1043 - Telephone
(859) 425-1099 – Fax

          27.     WAIVER OF RIGHT TO HEARING PRIOR TO POSSESSION. In authorizing Mortgagee to take possession upon an Event of Default as provided and defined herein, Mortgagor is advised and understands that it may have a constitutional right to notice and a hearing prior to any such taking of possession, but as an inducement to Mortgagee to extend the credit herein referred to, Mortgagor HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS CONFERRED BY ANY EXISTING OR FUTURE LAW TO ANY  HEARING PRIOR TO SUCH POSSESSION AND HEREBY RELEASES MORTGAGEE FROM ALL LIABILITY IN CONNECTION WITH ANY SUCH TAKING OF POSSESSION.

          28.     Maturity Date. The maturity date of this Mortgage, and the date on which the last to mature of the Note matures, is June 17, 2006.

          29.     Future Advances. To the extent that the Debt is considered in whole or in part a line of credit under KRS 382.385, the parties intend that this Mortgage secure the line of credit. Pursuant to KRS 382.520, this Mortgage shall secure the payment of [i] all renewals and extensions of the Debt described herein; and [ii] any additional indebtedness, whether direct, indirect, existing, future, contingent, or otherwise, of Mortgagor to Mortgagee, said additional indebtedness in no event to exceed the principal sum of $0 in addition to the principal amount of the Debt.

          To the extent that the indebtedness evidenced by any of the Debt is deemed to be a “revolving credit plan” or “line of credit” pursuant to KRS 382.385, $2,900,000.00 is the maximum principal amount of credit that may be extended under the line of credit or the maximum credit limit of the revolving credit plan that, in each case, may be outstanding at any time or times under the line of credit or revolving credit plan, and that is to be secured by this Mortgage. It shall be a default under this Mortgage if Mortgagor requests a release, in the manner provided by KRS 382.385 or 382.520, of any portion of the Debt prior to the date that all of the Debt secured by this Mortgage has been paid and the Debt has been terminated in writing, and Mortgagor hereby waives any and all right to request such a release to the maximum extent permitted by law.

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          IN WITNESS WHEREOF, Mortgagor has caused this instrument to be executed by its officers thereunto duly authorized as of the date first above written.

LARGE SCALE BIOPROCESSING, INC.

By:	/s/ Barry A Bratcher

Its: Senior Director, Biomanufacturing

STATE  OF KENTUCKY                    )
                                                                                ) SS:
COUNTY OF DAVIESS                      )

          On this 17th day of December, 2004, before me, the undersigned officer, personally appeared Barry A. Bratcher, who acknowledged himself to be the Senior Director, Biomanufacturing, of Large Scale Bioprocessing, Inc., a Delaware corporation, and that he, on behalf of Large Scale Bioprocessing, Inc., and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such Senior director, Biomanufacturing.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Rosie A Summerville

Notary Public

My Commission Expires:  6-11-2006

This Mortgage was prepared by:

/s/ JOHN R. RHORER, JR.

John R. Rhorer, Jr.
DINSMORE & SHOHL, LLP
Lexington Financial Center
250 West Main Street, Suite 1400
Lexington, Kentucky 40507
Telephone: (859) 425-1000